UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Lucid Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Letter to
Stockholders
Peter Rawlinson
Chief Executive Officer &
Chief Technology Officer
April 28, 2022
Dear Stockholders,
As we approach the culmination of our very first year as a public company, I want to take a moment to reflect upon our modest beginnings, how far we’ve come, a few important milestones along the way, and our vision for the future.
We began our journey with a modest but dedicated team, united by a common mission to inspire the adoption of sustainable transportation, and a goal to create the most captivating luxury electric vehicles in the world through advanced in-house technology. After many years of struggle and innumerable hurdles, our relentless perseverance was finally rewarded with the introduction of the Lucid Air, what I believe to be the single most advanced EV in production today, bar none.
I believe now, more than ever, that technology will be the determining factor that divides the market into winners and losers. This truly is a technology race, set to play out over the coming years. We plan to continue to differentiate ourselves by using our technological prowess to advance EVs with world class range and performance and efficiency.
Designing, developing and manufacturing our very own, complete EV powertrain in-house, including battery pack, electric motors, power electronics and Wunderbox, sets us apart as a technology company unconstrained by traditional limitations. Coupled with a world class design and a 0.21 coefficient of drag, the Lucid Air achieves an unprecedented efficiency of up to 4.6 miles per kilowatt hour. Unlike a gas car, where the benefit of efficiency is only felt through the cost at the gas pump, efficiency in an EV fundamentally influences everything from range to interior space to manufacturing cost. Whereas an efficient gas car merely costs less in fuel, an efficient EV is a fundamentally superior product in so many ways — and also has less environmental impact.
Because our cars are so efficient, they are capable of going further for a given size of battery pack. Our future variants, such as Lucid Air Pure, can then achieve a competitive range with a smaller battery than our competitors. This then becomes a fundamental commercial advantage as the battery pack is the single most expensive item in an EV. Furthermore, if the world becomes constrained by nickel, lithium or cell quantities in general, we will be able to manufacture more cars than our competitors for a given supply.
Major Milestones
As I’ve often said, we would not achieve anything as a company until our cars were in the hands of customers. In October 2021, we achieved this significant milestone — undeniably my proudest moment at the company so far. I am grateful to all those who helped us accomplish this and all our other recent achievements as this is truly a team effort:
■
In July 2021, we became a public company with our listing on Nasdaq as LCID.

■
Also in July, we appointed four new Board members, bringing the total to nine, eight of whom are independent. These members augment a Board of seasoned, accomplished, and respected leaders who bring a wide and diverse range of experiences.

■
In September 2021, the EPA released its official range estimate for the Lucid Air Dream Edition and Lucid Air Grand Touring, certifying that versions of each vehicle have range in excess of 500 miles per charge and that the Dream Edition Range has the longest range for any electric car ever rated by the EPA at 520 miles on a single charge — more than 100 miles over its closest competitor.

■
Also in September, the first customer-quality Lucid Air luxury electric sedans began rolling off the assembly line of our Case Grande, Arizona factory — the very first greenfield dedicated EV factory in North America. We also announced plans to quadruple its size with an additional 2.85 million square feet in 2023.

■
In October 2021, we began delivering the very first Lucid Air Dream Edition models to the delight of our first customers in North America.

■
In November 2021, we were honored to be awarded the 2022 MotorTrend Car of the Year, the most prestigious award in the automotive industry, for Lucid Air — our very first car — and a resounding endorsement of our ability to deliver the most advanced electric vehicles in the world.

■
In December 2021, we became a part of the prestigious Nasdaq 100 Index and raised an additional $2 billion in convertible green bonds.

In fiscal year 2021, we continued to attract talent and expand our talent pool, growing our employee base from about 1,600 to about 3,900. To date, we have also opened 24 Studio and Service locations in North America, further expanding our direct-to-consumer studio network, delivering a world class customer experience and attracting new customers to the brand.
And It’s Just the Beginning
Whilst I am heartened by what we have achieved to date, in many ways this is just the beginning. We continue to expand our world-class team of people that are dedicated to our mission of making the planet a better place.
We remain intently focused on ramping production to deliver vehicles to our patient and loyal customers and are very excited about our product roadmap in 2022 and beyond. We are delivering Lucid Air Grand Touring models today, and we expect to begin customer deliveries of Lucid Air Touring and Pure models later this year. We also have plans to introduce our Gravity SUV model in 2024, with much more to follow. Later this year, we will expand our global presence for sales and service into Europe and the Middle East while laying the foundation for Asia Pacific markets in 2023.
The Phase 2 expansion of our factory in Casa Grande, Arizona — the first greenfield EV factory in North America — is already underway. When completed in 2023, this expansion is expected to add 2.85 million square feet to the existing AMP-1 factory, allowing us to bring production of advanced EV powertrain, battery packs and assembly of vehicles all under one roof. We have also announced plans to build a brand-new manufacturing facility in the Kingdom of Saudi Arabia.
We are not immune to the challenging global environment that has impacted parts of our supply chain and logistics, but our team continues to work hard to mitigate these risks. We have a strong team, strong products, and a strong balance sheet with over $6.2 billion in cash on hand at the end of 2021, and we continue to invest in our business, our products and our people. We are on the precipice of a global transition toward electric vehicles. With our leading technology and design, Lucid is at the forefront of one of the most significant transformations of our time.
I want to thank you for joining us on this journey to a sustainable future, and we truly appreciate your support of our company and our mission. We are dedicated to continuing to deliver on our ESG mission, making additional progress on advancing diversity, equity, and inclusion in our employee base, and further enhancing stockholder value. We will continue to strive to invest time with you, our stockholders, to better understand your perspectives. Together we can make a difference in the world, for ourselves, and for future generations to come.
Sincerely,
Peter Rawlinson
Chief Executive Officer and
Chief Technology Officer

Lucid Group, Inc.
Notice of Annual Meeting of Stockholders
to Be Held on June 9, 2022
April 28, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Lucid Group, Inc., a Delaware corporation (“we,” “us,” “Lucid Group,” “Lucid” or the “Company”). The Annual Meeting will be held virtually on June 9, 2022 at 9:00 a.m. (Pacific Time), to consider and vote on the following proposals:
1.
To elect the nine nominees to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.
To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
To approve, on an advisory basis, the compensation for our named executive officers;

4.
To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;

5.
To approve the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan; and

6.
To conduct such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the “Proxy Statement”).
The record date for the Annual Meeting is April 12, 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. You will be able to attend the Annual Meeting remotely by registering at www.proxdocs.com/LCID. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Important Notice Regarding the Availability of Proxy Materials.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on
June 9, 2022 at 9:00 a.m. (Pacific Time)
via the internet at www.proxydocs.com/LCID
The Proxy Statement and annual report to stockholders are available at: www.proxydocs.com/LCID
In light of the COVID-19 pandemic, for the safety of all involved persons, including our directors, employees and stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2022 Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see the Questions and Answers section below. Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) via the internet

In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time or date, we will make an announcement, issue a press release or post information at www.lucidmotors.com to notify stockholders, as appropriate. If you have any questions or need assistance in voting your shares, please write to Lucid Investor Relations at 7373 Gateway Boulevard, Newark, CA 94560 or by email at investor@lucidmotors.com.
By Order of the Board of Directors
Jonathan Butler
General Counsel & Secretary
Newark, California
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING.

About Lucid	1
Questions and Answers About These Proxy Materials and Voting	2
Proposal No. 1 — Election of Directors	9
Information Regarding the Board of Directors and Corporate Governance	16
Proposal No. 2 — Ratification of the Selection of the Independent Registered Public Accounting Firm	24
Proposal No. 3 — Approval, on an Advisory Basis, the Compensation of Our Named Executive Officers	27
Proposal No. 4 — Approval, on an Advisory Basis, of the Frequency of Future Stockholder Advisory Votes on the Compensation of Our Named Executive Officers	29

Lucid Group, Inc.
7373 Gateway Boulevard
Newark, CA 94560
Proxy Statement
For the 2022 Annual Meeting of Stockholders

About Lucid
Business Combination Background
On July 23, 2021 (the “Closing Date”), our predecessor company, Atieva, Inc. (“Atieva” or “Legacy Lucid”) consummated a merger (the “Merger”) with Churchill Capital Corp IV (“Churchill”), a special-purpose acquisition company, pursuant to a Merger Agreement by and among Churchill, Legacy Lucid and Air Merger Sub, Inc. (“Merger Sub”) (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy Lucid, with Legacy Lucid the surviving company in the Merger. At the closing of the Merger (the “Closing”), Churchill changed its name to Lucid Group, Inc.
At the Closing, all shares of Legacy Lucid capital stock then issued and outstanding were automatically cancelled in exchange for 1,193,226,511 shares of Lucid’s Common Stock, par value $0.0001 per share (the “Common Stock”). In addition, at the Closing, Lucid issued 166,666,667 shares of Common Stock to certain investors (the “PIPE Investors”), including Ayar Third Investment Company (“Ayar”), Legacy Lucid’s majority shareholder, for a purchase price of  $15.00 per share, pursuant to common stock subscription agreements entered into between Churchill and the PIPE Investors in February 2021. Ayar purchased 13,333,333 of these shares. As of the Closing, former Churchill’s public stockholders owned approximately 12.8% of the outstanding shares of our Common Stock, Legacy Lucid’s former shareholders owned approximately 73.7% of the outstanding shares of our Common Stock (with Ayar owning approximately 62.7% of the outstanding shares of our Common Stock), Churchill Sponsor IV LLC, a Delaware limited liability company (“Churchill Sponsor” or the “Sponsor”) owned approximately 3.2% of the outstanding shares of our Common Stock, and the PIPE Investors owned approximately 10.3% of the outstanding shares of our Common Stock.
2022 Proxy Statement	1

Questions and Answers About These Proxy Materials and Voting
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce our printing and mailing costs.
We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 28, 2022.
Why are you having a virtual annual meeting?
The Annual Meeting will be held in a virtual-only meeting format, via live webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We believe that a virtual meeting will enable expanded access and increased stockholder attendance and participation in light of the public health and travel concerns related to the ongoing COVID-19 pandemic and the resultant recommendations issued by federal, state and local governments.
How can I attend a virtual annual meeting?
The Annual Meeting will be held on June 9, 2022 at 9:00 a.m. (Pacific Time) via live webcast.
Only stockholders of record and beneficial owners of shares of our Common Stock as of the close of business on April 12, 2022, the record date, may participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
In order to attend the Annual Meeting, you must register at www.proxydocs.com/LCID. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.
As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Proxy Availability Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. If you are having trouble registering online, please use the link “Having trouble registering” at the bottom of the registration page to access the FAQ or email DSMSupport@mediantonline.com.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
Can I ask questions at the virtual Annual Meeting?
Stockholders as of our Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting by registering at www.proxydocs.com/LCID. In both cases, stockholders must have available their control number provided on their proxy card, voting instruction form, or Proxy Availability Notice.
What does it mean if I receive more than one Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Proxy Availability Notice, by mail on or after April 28, 2022.
2	2022 Proxy Statement

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date of April 12, 2022 will be entitled to vote at the Annual Meeting. On the Record Date, there were 1,667,235,197 shares of Common Stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 12, 2022, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If, on April 12, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may attend and vote at the Annual Meeting by registering as instructed above (see “How can I attend a virtual annual meeting?).
What am I voting on?
There are five matters scheduled for a vote:
■
Election of directors;

■
Ratification of the selection of Grant Thornton LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

■
Approval, on an advisory basis, of the compensation of our named executive officers;

■
Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

■
Approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan.

What if another matter is properly brought before the Annual Meeting?
Our Board of Directors (the “Board” or the “Board of Directors”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
■
“For” the election of each of the nominees for director;

■
“For” the ratification of GT as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

■
“For” the approval, on an advisory basis, of the compensation of our named executive officers;

■
For the approval, on an advisory basis, of  “One Year” as the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

■
“For” the approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan.

How do I vote?
Regarding the election of directors, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. Regarding the approval, on an advisory basis, of the frequency of future stockholder advisory votes on
2022 Proxy Statement	3

the compensation of our named executive officers, you may vote “One Year,” “Two Years,” “Three Years,” or “Abstain.” For any other matters to be voted on, you may vote “For” or “Against,” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, or vote in advance of the Annual Meeting by proxy over the telephone, by proxy through the internet, or by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).
By Internet	Go to www.proxypush.com/LCID, which is available 24 hours a day, 7 days a week until 11:59 p.m. (Eastern Time) on June 8, 2022, and follow the instructions on the proxy card or in the Proxy Availability Notice. If you vote via the internet, you do not need to return a proxy card by mail.
By Telephone	On a touch-tone telephone, dial toll-free 1-866-883-3382, which is available 24 hours a day, 7 days a week until 11:59 p.m. (Eastern Time) on June 8, 2022, and follow the instructions on the proxy card or in the Proxy Availability Notice. If you vote by telephone, you do not need to return a proxy card by mail.
By Mail	Complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope. If mailed, your completed and signed proxy card must be received by June 8, 2022.
At the Virtual Meeting	You may also vote by attending the meeting virtually through www.proxydocs.com/LCID. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your proxy card, voting instruction form, or Proxy Availability Notice. Even if you plan to attend and participate in our virtual Annual Meeting, we encourage you to vote over the internet or by telephone as described above, or by returning a proxy card following your request of paper copies. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of April 12, 2022, the Record Date.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, “For” the ratification of GT as our independent registered public accounting firm; “For” the approval, on an advisory basis, of the compensation of our named executive officers, for the approval, on an advisory basis, of  “One Year” as the frequency of future stockholder advisory votes on the compensation of our named executive officers, and “For” the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Will my vote be kept confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
4	2022 Proxy Statement

Who is paying for this proxy solicitation?
The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, we will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
■
You may grant a subsequent proxy via the internet or telephone.

■
You may submit another properly completed proxy card with a later date.

■
You may send a timely written notice that you are revoking your proxy to our Secretary at 7373 Gateway Boulevard, Newark, CA 94560, which must be received by June 8, 2022.

■
You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy or you may attend and vote at the Annual Meeting.
When are stockholder proposals for inclusion in our Proxy Statement for next year’s annual meeting due?
Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 30, 2022. Proposals should be sent to our Secretary at 7373 Gateway Boulevard, Newark, CA 94560.
When are other proposals and stockholder nominations for the 2023 Annual Meeting due?
With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding year’s annual meeting of stockholders.
Stockholders wishing to present nominations for director or proposals for consideration at the 2023 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not later than March 11, 2023 and not earlier than February 9, 2023 in order to be considered. In the event that the date of the 2023 Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 120 days prior to the 2023 Annual Meeting and no later than the later of 70 days prior to the date of the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting was first made by the Company.
Nominations or proposals should be sent in writing to our Secretary at 7373 Gateway Boulevard, Newark, CA 94560. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2023 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws is included as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For,” votes to “Withhold” and broker non-votes for the proposal to elect directors. The inspector of election will separately count votes for “One Year,” “Two Years,” “Three Years,” or “Abstain” and broker non-votes for the proposal to approve, on an advisory basis, the
2022 Proxy Statement	5

frequency of future stockholder advisory votes on the compensation of our named executive officers. With respect to other proposals, the inspector of election will separately count votes “For,” votes “Against,” votes to “Abstain” and broker non-votes (if applicable).
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of The Nasdaq Stock Market LLC (“Nasdaq”), which generally apply to all brokers, banks or other nominees, on voting matters characterized by Nasdaq as “routine,” Nasdaq member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
What is the effect of abstentions, votes to withhold and broker non-votes?
Abstentions: Under Delaware law (under which we are incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm, Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers, Proposal No. 4: The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers or Proposal No. 5: The approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan.
Votes to Withhold: For Proposal No. 1: Election of Directors, you may vote “For” all or some of the nominees or you may “Withhold” your vote with respect to one or more of the nominees. The nine nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. Broker non-votes will have no effect on Proposal No. 1: Election of Directors. In an uncontested election, “Withhold” votes will not prevent a candidate from getting elected.
Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under Nasdaq rules. The “non-routine” matters on the agenda for the Annual Meeting are Proposal No. 1: Election of Directors, Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers, Proposal No. 4: The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers and Proposal No. 5: The approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan.
Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on Proposal No. 1: Election of Directors, Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers, Proposal No. 4: The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers and Proposal No. 5: The approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on these proposals, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted. The proposal to ratify the selection of GT as our independent registered public accounting firm for the fiscal year ending December 31, 2022 should be considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm even if it does not receive instructions from you, so long as it holds your shares in its name.
6	2022 Proxy Statement

How many votes are needed to approve each proposal?
Proposal		Vote Required	Discretionary Voting Allowed?
1	Election of Directors	Plurality	No
2	Ratification of the Selection of the Independent Registered Public Accounting Firm	Majority Cast	Yes
3	The approval, on an advisory basis, of the compensation of our named executive officers	Majority Cast	No
4	The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers	Plurality	No
5	The approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan	Majority Cast	No
A “Plurality,” with regard to the election of directors, means that the nine nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. A “Plurality,” with regard to the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers, means that the alternative among “One Year,” “Two Years,” or “Three Years” that receives the highest number of votes cast by the holders of shares present at the Annual Meeting or represented by proxy will be deemed to be the frequency preferred by our stockholders. A “Majority Cast,” with regard to each of the other proposals means that, to be approved, a majority of the votes cast on the proposal must be voted “For” the proposal.
Accordingly:
■
Proposal No. 1: For the election of directors, the nines nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as directors to hold office until the 2023 annual meeting of stockholders. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

■
Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection of GT as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Broker non-votes are not applicable with respect to Proposal No. 2 as brokers generally have discretion to vote uninstructed shares on this proposal. Abstentions will have no effect.

■
Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the approval, on an advisory basis, of the compensation of our named executive officers. Only votes “For” or “Against” will affect the outcome. Broker non-votes and abstentions will have no effect.

■
Proposal No. 4: The alternative among “One Year,” “Two Years,” or “Three Years” that receives the highest number of votes cast will be deemed to be the frequency preferred by our stockholders. Broker non-votes and abstentions will have no effect.

■
Proposal No. 5: To be approved, a majority of the total votes cast on Proposal No. 5 must be voted “For” the approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan. Only votes “For” or “Against” will affect the outcome. Broker non-votes and abstentions will have no effect.

None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our certificate of incorporation.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 1,667,235,197 shares outstanding and entitled to vote. Virtual attendance at our Annual Meeting constitutes “presence” for purposes of a quorum at the meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions, votes
2022 Proxy Statement	7

to “Withhold” and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.
If you have any questions or need assistance in voting your shares, please write to Lucid Investor Relations at investor@lucidmotors.com.
Interest of Certain Persons in Matters to Be Acted Upon
Employees and non-employee directors will be eligible to receive awards under the Amended and Restated Lucid Group, Inc. 2021 Stock Incentive Plan. Accordingly, members of our Board (including as director nominees) and our executive officers have a substantial interest in the approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan. The tables below under “Outstanding Equity Awards at Fiscal Year-End” provide information concerning all outstanding awards made to a named executive officer as of December 31, 2021, including, but not limited to, awards made under the Lucid Group, Inc. 2021 Stock Incentive Plan.
Other than disclosed above, none of our director, nominee for election as director, or executive officer has any special interest in any matter to be voted upon other than election to the Board of Directors.
8	2022 Proxy Statement

Proposal No. 1
Election of Directors
Our Board of Directors is currently comprised of nine members. All directors are elected by the stockholders at each annual meeting to serve from the time of their election until the date of the annual meeting of stockholders next following the annual meeting at which such director was elected. The current Board of Directors is comprised of Turqi Alnowaiser, Glenn R. August, Nancy Gioia, Frank Lindenberg, Andrew Liveris, Nichelle Maynard-Elliott, Tony Posawatz, Peter Rawlinson and Janet S. Wong.
The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has approved, the nomination of our directors, Turqi Alnowaiser, Glenn R. August, Nancy Gioia, Frank Lindenberg, Andrew Liveris, Nichelle Maynard-Elliott, Tony Posawatz, Peter Rawlinson and Janet S. Wong, for a one-year term expiring at the 2023 Annual Meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of Mr. Alnowaiser, Mr. August, Ms. Gioia, Mr. Lindenberg, Mr. Liveris, Ms. Maynard-Elliott, Mr. Posawatz, Mr. Rawlinson and Ms. Wong is currently a director of the Company. Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. The nine nominees receiving the highest number of “For” votes will be elected.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.
Certain Stockholder Rights to Nominate Directors
Pursuant to the Investor Rights Agreement, dated as of February 22, 2021, by and among the Company, Ayar and certain other parties (the “Investor Rights Agreement”), Ayar has the right to nominate five directors to our Board of Directors.
Ayar’s right to nominate directors to our Board of Directors is subject to its (and its permitted transferees’) continued beneficial ownership of specified amounts of our Common Stock as compared to the Common Stock issued and outstanding as of the record date of each applicable annual or special meeting of stockholders at which directors are to be elected. If Ayar (or its permitted transferees) owns beneficially: (i) 50% or greater of the shares of our Common Stock issued and outstanding as of the record date of such annual or special meeting of stockholders, it has the right to nominate five directors; (ii) less than 50% but greater than or equal to 40% of the shares of our Common Stock issued and outstanding as of the record date of such annual or special meeting of stockholders, it has the right to nominate four directors; (iii) less than 40% but greater than or equal to 30% of the shares of our Common Stock issued and outstanding as of the record date of such annual or special meeting of stockholders, it has the right to nominate three directors; (iv) less than 30% but greater than or equal to 20% of the shares of our Common Stock issued and outstanding as of the record date of such annual or special meeting of stockholders, it has the right to nominate two directors; (v) less than 20% but greater than or equal to 10% of the shares of our Common Stock issued and outstanding as of the record date
2022 Proxy Statement	9

of such annual or special meeting of stockholders, it has the right to nominate one director; (vi) less than 10% of the shares of our Common Stock issued and outstanding as of the record date of such annual or special meeting of stockholders, it will not have the right to nominate any directors pursuant to the Investor Rights Agreement. If the size of our Board is increased or decreased, the number of directors Ayar is entitled to nominate will be increased or decreased in proportion to such increase or decrease in the size of our Board, rounded down to the nearest whole number.
Further, for so long as Ayar beneficially owns twenty percent (20%) or greater of the shares of our Common Stock issued and outstanding, it has the right to designate the chairman of our Board. In addition, for so long as Ayar beneficially owns shares of our Common Stock representing at least one-third (33 1∕3%) of the Common Stock then issued and outstanding, Ayar has the right to have at least one Ayar director appointed to serve on each committee of the board. For additional information, please see section entitled “Certain Relationships and Related Party Transactions.” In accordance with the Investor Rights Agreement, Turqi Alnowaiser, Frank Lindenberg, Andrew Liveris, Nichelle Maynard-Elliott and Tony Posawatz were designated for nomination by Ayar to the Board of Directors and nominated by the Nominating and Corporate Governance Committee and the Board.
Nominees for Director
The names and ages of the nominees, length of service with the Company and Board committee memberships are set forth in the table below.
Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Nominees
Turqi Alnowaiser	45	2019	2022				Chair
Glenn R. August	61	2020	2022
Nancy Gioia	61	2021	2022
Frank Lindenberg	58	2021	2022
Andrew Liveris*	68	2019	2022			Chair		Chair
Nichelle Maynard-Elliott	53	2021	2022
Tony Posawatz	62	2019	2022
Peter Rawlinson	64	2019	2022
Janet S. Wong	63	2021	2022		Chair

*
Chairman of the Board

10	2022 Proxy Statement

A brief biography of each nominee and each continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the director should serve on the Board:
Director Nominees
Turqi Alnowaiser Board Member Age: 45 Director Since: 2019
Turqi Alnowaiser has served as a member of our board of directors since April 2019. Mr. Alnowaiser has served as Deputy Governor and Head of the International Investments Division at the Public Investment Fund of the Kingdom of Saudi Arabia, one of the largest sovereign wealth funds in the world, since June 2021, and previously served as Head of International Investments at the Public Investment Fund from October 2016 to June 2021. Mr. Alnowaiser previously served as Senior Advisor at the Public Investment Fund from October 2015 to September 2016, prior to which he held several executive roles at Saudi Fransi Capital, a leading financial services firm based in Saudi Arabia, including as Head of Asset Management. Before his career at Saudi Fransi Capital, Mr. Alnowaiser specialized in developing, managing, and regulating various financial products across asset classes at Morgan Stanley, the Capital Market Authority of Saudi Arabia, and the Saudi Industrial Development Fund. Mr. Alnowaiser has served on the board of directors of Hapag-Lloyd AG, an international shipping and container transportation company, since February 2018. Mr. Alnowaiser holds a B.A. in International Business from King Saud University and an M.B.A. from the University of San Francisco.
Skills and Qualifications:
We believe Mr. Alnowaiser is qualified to serve as a director due to his extensive investing experience, leading global enterprises, and his experience in overseeing Lucid’s growth as a member of our board of directors since 2019.

Glenn R. August Board Member Age: 61 Director Since: 2021
Glenn R. August has been a member of our board of directors since July 2021 and was previously a member of Churchill’s board of directors. He has served as a vice president and director of T. Rowe Price Group, Inc., an investment management company, since December 2021 when T. Rowe Price Group acquired Oak Hill Advisors, L.P. to operate as a standalone business within T. Rowe Price. Mr. August is the Founder & Chief Executive Officer of Oak Hill Advisors, L.P. and has overall management responsibility for Oak Hill Advisors. In addition, he serves as global head of the firm’s distressed investment activities and chairs or serves on various firm committees, including the partnership, investment strategy and several fund investment committees. He co-founded the predecessor investment firm to Oak Hill Advisors in 1987 and took responsibility for the firm’s credit and distressed investment activities in 1990. Mr. August has played leadership roles in numerous restructurings and, since 1987, has served on more than eighteen corporate boards, including MultiPlan, Inc., a health care company, since October 2020. Mr. August also serves on the Board of Trustees of Horace Mann School and The Mount Sinai Medical Center, and on the Board of Directors of the Partnership for New York City and the 92nd St. Y. He earned an M.B.A. from Harvard Business School, where he was a Baker Scholar, and a B.S. from Cornell University.
Skills and Qualifications
We believe Mr. August is qualified to serve as a director due to his extensive experience overseeing a wide range of public companies and his deep financial knowledge.

2022 Proxy Statement	11

Nancy Gioia Board Member Age: 61 Director Since: 2021
Nancy Gioia has been a member of our board of directors since July 2021. Ms. Gioia served in various leadership positions at Ford Motor Company for over thirty years. At Ford, she served as the Director of Global Connectivity, Electrical and User Experience from September 2013 to September 2014, as Director of Global Electrification, User Interface, and Connectivity from April 2012 to September 2013, as Director of Global Electrification from November 2009 to April 2012, and as Director of Sustainable Mobility Technologies and Hybrid Vehicle Programs from November 2005 to November 2009. In those respective roles, she directed global strategy and planning for all aspects of connected vehicles and oversaw Ford’s multi-billion dollar electrified vehicle and technology portfolio. Additionally, Ms. Gioia has been the owner of Gioia Consulting Services since 2014, and from February 2019 to July 2021, she has served as Executive Chairman of Blue Currents, Inc., an energy storage startup company. Ms. Gioia has also served on numerous boards, including the boards of directors of Brady Corporation since 2013, Meggitt PLC since 2017 and Exelon Corporation from 2016 to 2018. Ms. Gioia serves on the University of Michigan — Dearborn Engineering Dean’s Strategic Advisory Board, since 2014 and from 2014 to 2017 served on the University of Michigan Electrical and Computer Engineering Advisory Council. Ms. Gioia holds a B.S. in Electrical Engineering from the University of Michigan — Dearborn and a M.S. in Manufacturing Systems Engineering from Stanford University.
Skills and Qualifications
We believe Ms. Gioia is qualified to serve as a director due to her decades of experience at a leading global automaker, her business expertise, and her extensive knowledge of the automotive industry.

Frank Lindenberg Board Member Age: 58 Director Since: 2021
Frank Lindenberg has served as a member of our board of directors since July 2021. Mr. Lindenberg served as the Chief Financial Officer of Mercedes-Benz Cars, a division of Daimler AG, a global automotive company, from March 2012 to March 2020, and as Chief Financial Officer and a member of the Board of Management of Mercedes-Benz AG, a subsidiary of Daimler AG, from October 2019 to March 2020. Mr. Lindenberg also served as the Chief Financial Officer and member of the divisional Board of Management of Daimler Trucks and Buses from June 2009 to February 2012. Prior, Mr. Lindenberg served as the Vice President Finance Transformation Organization for Daimler AG from September 2006 to May 2009. Mr. Lindenberg enjoyed a career of almost 30 years in various roles at Daimler. He holds a Diplom-Oeconom degree from the University of Hanover in Hanover, Germany.
Skills and Qualifications
We believe Mr. Lindenberg is qualified to serve as a director due to his experience leading a global automaker, his financial management expertise, and his deep knowledge of the automotive industry.

12	2022 Proxy Statement

Andrew Liveris Chairman of the Lucid Board of Directors Age: 68 Director Since: 2019
Andrew Liveris has served as chairman of our board of directors since April 2019. Previously Mr. Liveris served as the Chairman and CEO the Dow Chemical Company, a chemical corporation from November 2004 to July 2018 and as the Executive Chairman of Dow DuPont Inc., a chemical corporation from September 2017 to July 2018.  Mr. Liveris also serves on the boards of directors of International Business Machines Corp., a technology company, Saudi Aramco, an integrated energy and chemicals company, NOVONIX Limited, a battery materials and technology company, and WorleyParsons Limited, an engineering company. Mr. Liveris holds a B.S. in Chemical Engineering from the University of Queensland and received an honorary Ph.D. in Science from his alma mater in 2005. Mr. Liveris was appointed as a special advisor to the Public Investment Fund.
Skills and Qualifications
We believe Mr. Liveris is qualified to serve as a director due to his decades of experience leading and overseeing large, complex global industrial enterprises, his knowledge of the technology, energy and chemical sectors, his extensive public policy expertise in the business/government interface, and his experience overseeing our growth as chairman of our board of directors.

Nichelle Maynard-Elliott Board Member Age: 53 Director Since: 2021
Nichelle Maynard-Elliott has been a member of our board of directors since July 2021. Ms. Maynard-Elliott has served as a director of Xerox Holdings Corporation since May 2021 and Element Solutions Inc., a specialty chemicals company since August 2018. She previously served as the Executive Director, M&A, for Praxair, Inc., a leading industrial gas and engineering company, from July 2011 to May 2019, and as Assistant General Counsel and Senior Counsel at Praxair from July 2007 to 2011 and 2003 to 2007, respectively. Ms. Maynard-Elliott has served as trustee of The Advisors’ Inner Circle Fund III, including four of its affiliated funds and director of Chiron Capital Allocation Fund Ltd since June 2021. She holds a B.A. in Economics from Brown University and a J.D. from Columbia University School of Law.
Skills and Qualifications
We believe Ms. Maynard-Elliott is qualified to serve as a director because of her experience overseeing complex enterprises as a public company director, her experience evaluating business strategies and investment opportunities, and her extensive legal and financial management expertise.

2022 Proxy Statement	13

Tony Posawatz Board Member Age: 62 Director Since: 2019
Anthony “Tony” Posawatz has served as a member of our board of directors since April 2019. Mr. Posawatz has also served as President and Chief Executive Officer of Invictus iCAR (Innovation Consulting Advisory Resources) LLC, a company focusing on automotive-technology advancement, since August 2013. He formerly led vehicle development of the Chevrolet Volt at General Motors and served as the President and Chief Executive Officer of Fisker Automotive from 2012 to 2013. Mr. Posawatz currently serves as a director of Beam Global, a manufacturer and retailer of solar electric vehicle charging stations. He also serves as a board member and advisory board member to numerous private companies. Mr. Posawatz holds a B.S. in Mechanical Engineering from Wayne State University and an M.B.A. from Dartmouth College, Tuck School of Business.
Skills and Qualifications
We believe Mr. Posawatz is qualified to serve as a director because of his expertise in electric vehicle and other mobility technologies, his experience bringing electric vehicles to market, his knowledge of the global automotive industry and his experience overseeing our growth as a member of our board of directors.

Peter Rawlinson Chief Executive Officer and Chief Technology Officer Age: 64 Director Since: 2019
Peter Rawlinson has served as our Chief Executive Officer and Chief Technology Officer and as a member of our board of directors since April 2019. He previously served as our Chief Technology Officer from 2013 to April 2019. Prior to joining our company, Mr. Rawlinson was Vice President of Vehicle Engineering and Chief Engineer of the Model S at Tesla, Inc., an electric vehicle company, where he led the engineering of the Model S from a clean sheet to production readiness while building the engineering team. Mr. Rawlinson was formerly Head of Vehicle Engineering at Corus Automotive, an advanced engineering consulting firm, Chief Engineer of Advanced Engineering at Lotus Cars and Principal Engineer of Advanced Body Structures at Jaguar Cars. Mr. Rawlinson holds a BSc from Imperial College, University of London.
Skills and Qualifications
We believe Mr. Rawlinson is qualified to serve as a director due to his experience as our Chief Executive Officer and Chief Technology Officer, as well as his extensive technical and operational expertise and experience in the automotive industry and the electric vehicle industry.

14	2022 Proxy Statement

Janet S. Wong Board Member Age: 63 Director Since: 2021
Janet S. Wong has been a member of our board of directors since July 2021. Ms. Wong is a licensed Certified Public Accountant with more than 30 years of public accounting experience. She is a partner (retired) with KPMG LLP, an international professional services firm, where she served as a National Industry Practice Lead Partner. Ms. Wong has served as a director of Enviva Inc., a global energy company, since May 2015, a director of Allegiance Bancshares, Inc., a commercial banking organization, since April 2020 and a director of Lumentum Holdings Inc., a manufacturer of innovative optical and photonic products since September 2020. She served on the advisory board of Big Controls Inc., a business intelligence and analytics company, from May 2016 to May 2020. Ms. Wong is on the Board of Trustees for the Computer History Museum, the Board of the Louisiana Tech University Foundation, and the Board of the Tri-Cities Chapter of the National Association of Corporate Directors. She holds a Master of Professional Accountancy from Louisiana Tech University and a Master of Taxation from Golden Gate University. She is a NACD (National Association of Corporate Directors) Certified® Director.
Skills and Qualifications
We believe Ms. Wong is qualified to serve as a director because of her many years of public accounting experience serving global companies, her deep financial and risk management expertise, and her experience advising sophisticated enterprises in the consumer markets, energy, manufacturing, and technology sectors.

Vote Required
For the election of directors, the nines nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as directors to hold office until the 2023 annual meeting of stockholders. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.
The Board of Directors Recommends a Vote in Favor of Each Named Nominee.
2022 Proxy Statement	15

Information Regarding the Board of Directors and Corporate Governance
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Governance section of the Investors section of our website at https://ir.lucidmotors.com/governance/documents-and-charters. Alternatively, you can request a copy of any of these documents free of charge by writing to: Jonathan Butler, General Counsel & Secretary, c/o Lucid Group, Inc., 7373 Gateway Boulevard, Newark, CA 94560. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Controlled Company
Our Common Stock is listed on Nasdaq. As Ayar controls more than 50% of our combined voting power, we are a “controlled company” for purposes of Nasdaq’s rules and corporate governance standards and, as a result, qualify for exemptions from certain corporate governance requirements. Although as of the date of this Proxy Statement, we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” In the event that we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Board Composition
Our Board of Directors consists of nine members. Andrew Liveris is the Chairman of our Board. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to management. Our Board meets on a regular basis and additionally, as required. In accordance with the Investor Rights Agreement, Turqi Alnowaiser, Frank Lindenberg, Andrew Liveris, Nichelle Maynard-Elliott and Tony Posawatz were designated for nomination by Ayar to the Board of Directors and nominated by the Nominating and Corporate Governance Committee and the Board.
All directors will be elected at each annual meeting of our stockholders. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation or removal.
Director Independence
The Board has affirmatively determined that all of the nominees, other than Peter Rawlinson, are independent directors within the meaning of the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding the definition of  “independent” (the “Independent Directors”). In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.” There are no family relationships between any director and any of our executive officers.
Board Leadership Structure
The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake.
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board (“Chair”) and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time. Our Chair is currently Andrew Liveris. The Chair and our Chief Executive Officer are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chair and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chair and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. At any time the Company is not availing itself of the “controlled company” exceptions under the Nasdaq rules, in order to maintain the independent integrity of the Board, if the Chair is not an independent director, the Board shall appoint a lead director who must be independent. Our Corporate Governance Guidelines note that all directors are elected by the stockholders and all have an equal voice. The Chair and the Chief Executive Officer are free, as is the Board of Directors as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.
16	2022 Proxy Statement

Additionally, pursuant to the Investor Rights Agreement and subject to Ayar’s continued beneficial ownership of specified amounts of our Common Stock (as described above), Ayar is entitled to select the Chair.
The Board of Directors, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.
Board Diversity
We are committed to diversity and inclusion, and the highly diverse nature of our Board reflects that commitment. We believe that a variety of experiences and points of view contributes to a more effective decision-making process.
The below Board Diversity Matrix reports self-identified diversity statistics for the Board in the format required by Nasdaq’s rules.
Board Diversity Matrix (as of March 31, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board and independent Board committees provide a well-functioning and effective balance to an experienced Chief Executive Officer. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. For example, the Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. The Audit Committee monitors compliance with legal and regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. Our Chief Executive Officer, Chief Financial Officer and General Counsel coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
2022 Proxy Statement	17

Our Chief Executive Officer, Chief Financial Officer and General Counsel coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2021, the Board held 14 meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member. Our directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance.
Our Independent Directors meet from time to time in executive session. The Board and each of our standing independent committees typically holds an executive session of non-management directors (all of whom are Independent Directors) as a part of every regularly scheduled quarterly meeting.
Information Regarding Committees of the Board of Directors
The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our Company.
Audit Committee
The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls, and our compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for the oversight of the qualification, independence and performance of our independent registered public accounting firm as well as the appointment of our independent registered public accounting firm.
The Audit Committee consists of Janet S. Wong, Glenn R. August and Frank Lindenberg, with Janet S. Wong serving as chairperson. Our Board has determined (i) that each of Janet S. Wong, Glenn R. August and Frank Lindenberg satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC and (ii) that Janet S. Wong qualifies as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. In making that determination, the Board relied on the past business experience of Janet S. Wong. Please see the description of the business experience for Janet S. Wong under the heading “Nominees for Director.” This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:
■
selecting and hiring our registered public accounting firm;

■
evaluating the performance and independence of our registered public accounting firm;

■
approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;

■
reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;

■
reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

■
overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;

■
reviewing and discussing with management and the registered public accounting firm the results of the annual audit, our quarterly financial statements and our publicly filed reports;

■
establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

18	2022 Proxy Statement

■
reviewing and approving in advance any proposed related-person transactions; and

■
preparing the audit committee report that the SEC requires in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. In 2021, the Audit Committee met ten times. The Audit Committee charter can be found in the Governance section of the Investors section of our website at https://ir.lucidmotors.com/governance/documents-and-charters. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Audit Committee charter grants the Audit Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.
As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for its consideration.
The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “independent” and “financially literate” under Nasdaq listing standards and that members of the Audit Committee received no compensation from the Company other than for service as a director.
Compensation Committee
The Compensation Committee consists of Andrew Liveris, Frank Lindenberg and Anthony Posawatz, with Andrew Liveris serving as chairperson. Our Board has determined that each of Andrew Liveris, Frank Lindenberg and Anthony Posawatz satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. Our Compensation Committee is responsible for, among other things:
■
determining, or recommending to the Board for determination, the compensation of our executive officers, including our chief executive officer;

■
administering our equity compensation plans;

■
overseeing our overall compensation policies and practices, compensation plans, and benefits programs; and

■
preparing the compensation committee report that the SEC requires in our annual proxy statement.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. During 2021, the Compensation Committee met four times. The Compensation Committee charter can be found in the Governance section of the Investors section of our website https://ir.lucidmotors.com/governance/documents-and-charters. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq rules.
Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee.
As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.
Compensation Committee Processes and Procedures
The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with other Compensation Committee members, management and the Compensation Committee’s independent advisors. The Compensation Committee also meets regularly in executive session. Meetings may, at the discretion of
2022 Proxy Statement	19

the Compensation Committee, include other directors or members of management in addition to the Compensation Committee’s independent advisors, for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. Management does not participate in the executive sessions of the Compensation Committee. For a description of the role of our management and any compensation consultants for executive compensation decisions for fiscal 2021, please see the section entitled “Compensation Discussion and Analysis.”
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance and overseeing our Corporate Governance Guidelines. The nominating and corporate governance committee consists of Turqi Alnowaiser, Glenn R. August and Nichelle Maynard-Elliott, with Turqi Alnowaiser serving as chairperson. Our Board has determined that each of Turqi Alnowaiser, Glenn R. August and Nichelle Maynard-Elliott satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. Our Nominating and Corporate Governance Committee is responsible for, among other things:
■
identifying and recommending candidates for membership on our Board, including the consideration of nominees submitted by stockholders, and to each of the Board’s committees;

■
evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;

■
reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;

■
reviewing conflicts of interest of our directors and officers and proposed waivers of our corporate governance guidelines and code of business conducts and ethics; and

■
evaluating the performance of our Board and its committees.

During 2021, the Nominating and Corporate Governance Committee met two times. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. A detailed discussion of the Nominating and Corporate Governance Committee’s procedures for recommending candidates for election as a director appears below under the caption “Procedures of the Nominating and Corporate Governance Committee.”
The Nominating and Corporate Governance Committee charter can be found in the Governance section of the Investors section of our website at https://ir.lucidmotors.com/governance/documents-and-charters. The Nominating and Corporate Governance Committee charter complies with the guidelines established by Nasdaq. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The charter of the Nominating and Corporate Governance Committee grants the Nominating and Corporate Governance Committee authority to retain and terminate any advisers, including search firms to identify director candidates, compensation consultants as to director compensation and legal counsel, including sole authority to approve all such advisers’ fees and other retention terms.
Procedures of the Nominating and Corporate Governance Committee
In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the Nominating and Corporate Governance Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board considers the following factors and qualifications, without limitation:
■
the appropriate size and the diversity of the Board;

■
the needs of the Board with respect to the particular talents and experience of its directors;

20	2022 Proxy Statement

■
the knowledge, skills and experience of nominees, including experience in the industry in which we operate, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

■
familiarity with domestic and international business matters;

■
familiarity and experience with legal and regulatory requirements; and

■
experience with accounting rules and practices.

Considerations in Evaluating Director Nominees
Pursuant to the Nominating and Corporate Governance Committee charter and subject to the Investor Rights Agreement, the Nominating and Corporate Governance Committee periodically reviews the composition of the Board in light of current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity on the Board, the Nominating and Corporate Governance Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board. The Nominating and Corporate Governance Committee also considers applicable laws and regulations, such as recently enacted legislation in California which requires exchange-listed companies headquartered in California with boards with six or more members to have a minimum of three women directors by December 31, 2021, boards to have a minimum of one director from an underrepresented community by December 31, 2021 and boards with between five and eight members to have a minimum of two directors from underrepresented communities by December 31, 2022.
Once the Nominating and Corporate Governance Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, subject to the Investor Rights Agreement, the Nominating and Corporate Governance Committee uses a flexible set of procedures in selecting individual director candidates. This flexibility allows the Nominating and Corporate Governance Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the Nominating and Corporate Governance Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The Nominating and Corporate Governance Committee may consider candidates recommended by management, by members of the Nominating and Corporate Governance Committee, by the Board, by stockholders or by a third party it may engage to conduct a search for possible candidates. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board, the qualifications of the candidate and our obligations under the Investor Rights Agreement.
Once candidates are identified, the Nominating and Corporate Governance Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the Nominating and Corporate Governance Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.
If the Nominating and Corporate Governance Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.
Stockholder Nominations to the Board of Directors
In order for a stockholder to have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder should submit a written recommendation that includes (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company
2022 Proxy Statement	21

(a “Third-Party Compensation Arrangement”), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:
(1)
the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner;

(2)
for each class or series, the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3)
a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4)
a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities;

(5)
a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(6)
a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

(7)
any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(8)
such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

Stockholder recommendations should be addressed to the Nominating and Corporate Governance Committee in care of our Secretary at 7373 Gateway Boulevard, Newark, CA 94560.
Each of the current directors have been recommended by the Nominating and Corporate Governance Committee to the Board for reelection as our directors at the Annual Meeting, and the Board has approved such recommendations.
Executive Committee
The executive committee consists of Andrew Liveris, Turqi Alnowaiser, Nancy Gioia, Anthony Posawatz and Peter Rawlinson, with Andrew Liveris serving as chairperson. The executive committee reviews, discusses with management and makes recommendations regarding the implementation and execution of our business plan, operational performance and certain other matters and approves transactions below certain thresholds set by our Board.
Stockholder Communications with the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach include investor road shows, analyst meetings, and investor conferences and meetings. We also
22	2022 Proxy Statement

communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.
The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 7373 Gateway Boulevard, Newark, CA 94560, c/o Jonathan Butler, General Counsel & Secretary. All communications received by Jonathan Butler will be sent directly to the Board or any particular director.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available in the Governance section of the Investors section of our website at https://ir.lucidmotors.com/governance/documents-and-charters. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. We intend to disclose future amendments to our code of business conduct and ethics, or any waivers of such code, on our website or in public filings.
Involvement in Certain Legal Proceedings
Tony Posawatz, one of our non-employee directors, served as President and Chief Executive Officer of Fisker Automotive from 2012 to 2013. In late 2013, after Mr. Posawatz had left his position, Fisker Automotive filed for bankruptcy protection.
There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Report of the Audit Committee of the Board of Directors
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2021, the Audit Committee met and held discussions with management and GT, the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2021, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with GT. In addition, the Audit Committee has discussed with GT the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) AS 1301, Communications with Audit Committees, and the SEC. The Audit Committee has received from GT the written disclosures regarding the auditor’s independence required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with GT the independence of GT from the Company and its management. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC. The Audit Committee and the Board have also recommended the selection of GT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Janet S. Wong, Chair
Glenn R. August
Frank Lindenberg
2022 Proxy Statement	23

Proposal No. 2
Ratification of the Selection of the Independent Registered Public Accounting Firm
On March 26, 2022, our Audit Committee selected GT as our independent registered public accounting firm for the fiscal year ending December 31, 2022. GT has served as our independent registered public accounting firm since the Closing of the Merger on July 23, 2021 and as the independent registered public accounting firm of our predecessor, Legacy Lucid, since October 13, 2020. Representatives of GT plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of GT as our independent registered public accounting firm. However, the Board is submitting the selection of GT to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain GT. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
24	2022 Proxy Statement

Independent Registered Public Accounting Firm
The following is a summary of the fees and services provided by GT to Lucid and its predecessor, Legacy Lucid, for fiscal years 2020 and 2021:
	Fiscal Year Ended December 31,
Description of Services Provided by GT	2020	2021
Audit Fees(1)	$327,000	$2,043,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$327,000	$2,043,000

(1)
Audit fees for GT for 2020 and 2021 were for professional services rendered for the audits of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by GT in connection with statutory and regulatory filings or engagements. Fees for the year ended December 31, 2021 included approximately $486,000 billed in connection with our business combination with Churchill which closed on July 23, 2021.

The Audit Committee or a delegate thereof pre-approves the scope of the audit and non-audit services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.
All of the services provided by GT since the Closing of the Merger in July 2021, and fees for such services, were pre- approved by the Audit Committee in accordance with these standards.
Change in Accountants
Marcum LLP
On July 23, 2021, the Board dismissed Marcum LLP (“Marcum”), Churchill’s independent registered public accounting firm prior to the Closing of the Merger, as our independent registered public accounting firm effective following completion of our review of the quarter ended June 30, 2021, which consisted only of the accounts of Churchill prior to the Closing of the Merger.
The audit report of Marcum on Churchill’s, our legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholders’ equity and cash flows for the period from April 30, 2020 (inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from April 30, 2020 (inception) to December 31, 2020 and subsequent interim period through July 23, 2021, there were no disagreements between Churchill and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Churchill’s financial statements for such period.
During the period from April 30, 2020 (inception) to December 31, 2020 and subsequent interim period through July 23, 2021, on May 14, 2021, following the issuance of the statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” by the SEC, Churchill’s management and the audit committee of Churchill’s board of directors, after consultation with management and a discussion with Marcum, concluded that Churchill’s financial statements for the period ended December 31, 2020, and the financial statements as of August 3, 2020 and
2022 Proxy Statement	25

as of and for the period ended September 30, 2020 (the “Original Financial Statements”) should no longer be relied upon and are to be restated in order to correct a classification error. The Original Financial Statements were restated in the financial statements accompanying Churchill’s Annual Report on Form 10-K/A filed with the SEC on May 14, 2021.
As part of such process, Churchill identified a material weakness in its internal controls over financial reporting, solely related to Churchill’s accounting for warrants. There were no other “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
Deloitte & Touche LLP
Legacy Lucid dismissed Deloitte & Touche LLP (“Deloitte”) as its independent auditors on October 13, 2020. The decision to dismiss Deloitte was approved by Legacy Lucid’s board of directors.
Deloitte performed its audit in accordance with auditing standards generally accepted in the United States of America (“U.S. GAAS”) and issued an independent auditors’ report (“report”) on Legacy Lucid’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 on June 1, 2020. This report did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except that Deloitte’s audit report for the year ended December 31, 2019 contained emphasis of matter paragraphs regarding (1) the change in accounting principle for the adoption of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) and (2) uncertainty regarding Legacy Lucid’s ability to continue as a going concern. Deloitte did not audit Legacy Lucid’s consolidated financial statements for any period subsequent to December 31, 2019.
During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through October 13, 2020, there were (i) no “disagreements,” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K, with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference to the subject matter of the disagreements in their report, and (ii) no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness regarding insufficient finance and accounting personnel to design, implement, and operate precise business processes and internal control activities over financial reporting in accordance with U.S. GAAP.
On October 13, 2020, Legacy Lucid engaged GT to serve as its independent registered public accounting firm. GT audited Legacy Lucid’s financial statements as of and for the years ended December 31, 2019 and 2018 in accordance with the auditing standards of the Public Company Accounting Oversight Board and in accordance with U.S. GAAS and issued their report on December 18, 2020. During the fiscal years ended December 31, 2019 and 2018, and through October 13, 2020, neither Legacy Lucid nor anyone acting on its behalf consulted with GT regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on its financial statements, and neither a written report nor oral advice was provided to Legacy Lucid that GT concluded was an important factor considered by Legacy Lucid in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.
Vote Required
To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection of GT as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Broker non-votes are not applicable with respect to Proposal No. 2 as brokers generally have discretion to vote uninstructed shares on this proposal. Abstentions will have no effect.
The Board of Directors Recommends a Vote in Favor of Proposal No. 2.
26	2022 Proxy Statement

Proposal No. 3
Approval, on an Advisory Basis, the Compensation of Our Named Executive Officers
We are required by Section 14A of the Exchange Act to offer our stockholders an opportunity to cast an advisory, non-binding, vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Although the vote is nonbinding, we value constructive feedback from our stockholders on executive compensation and other important matters, and the Board and the Compensation Committee will consider the voting results when making future compensation decisions.
As described under the heading “Compensation Discussion and Analysis” in this Proxy Statement, our executive compensation program is designed to attract, retain and motivate top-level talent who possess the skills and leadership necessary to grow our business and enable long-term value creation. The Board encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement to review the compensation actions taken in fiscal 2021. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to our success.
Accordingly, the Board recommends that our stockholders vote “For” the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the proxy statement furnished for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”
Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to improve the alignment of our executive compensation program with business objectives and performance and with the interests of our stockholders.
2022 Proxy Statement	27

Vote Required
To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the approval, on an advisory basis, of the compensation of our named executive officers. Only votes “For” or “Against” will affect the outcome. Broker non-votes and abstentions will have no effect.
The Board of Directors Recommends a Vote "For" Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers.
28	2022 Proxy Statement

Proposal No. 4
Approval, on an Advisory Basis, of the Frequency of Future Stockholder Advisory Votes on the Compensation of Our Named Executive Officers
We are also asking our stockholders to indicate their preference regarding how frequently we should solicit future non-binding stockholder advisory votes on the compensation of our named executive officers. We are asking stockholders to indicate whether they would prefer an advisory vote every one year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. The advisory vote under this Proposal No. 4 is required pursuant to Section 14A of the Exchange Act.
Our Board believes that a stockholder advisory vote on the compensation of our named executive officers should take place on an annual basis. The Board and the Compensation Committee evaluate executive compensation policies on an annual basis, and an annual vote would provide more direct stockholder input on the Board and the Compensation Committee’s decision making. If such vote takes place less frequently, the Compensation Committee may not be able to effectively address concerns and feedback from stockholders in a timely manner and may not allow us to fully understand which policies are most supported by our stockholders.
Our Board and our Compensation Committee value the opinions of our stockholders in this matter. However, because this is an advisory vote and therefore not binding on our Board, the Compensation Committee or Lucid, the Board may in the future decide to conduct advisory votes on the compensation of our named executive officers on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation program. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board.
Following the Annual Meeting, we expect to hold our next advisory vote on the frequency of say-on-pay votes at our annual meeting in 2028.
2022 Proxy Statement	29

Vote Required
The alternative among “One Year,” “Two Years,” or “Three Years” that receives the highest number of votes cast will be deemed to be the frequency preferred by our stockholders. Broker non-votes and abstentions will have no effect.

The Board of Directors Recommends a Vote For Approval of, on an Advisory Basis, of  "One Year" as the Frequency of Future Stockholder Advisory Votes to Approve the Compensation of our Named Executive Officers.

30	2022 Proxy Statement

Proposal No. 5
Approval of the Amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan
We are asking our stockholders to approve the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (the “Amended Plan”). The Amended Plan is an amendment and restatement of the Lucid Group, Inc. 2021 Stock Incentive Plan (the “Plan”), which was approved by the Board on February 22, 2021, and approved by our stockholders on July 22, 2021 and became effective on July 23, 2021 (the “Effective Date”).
The Amended Plan would increase the maximum aggregate number of shares authorized for issuance pursuant to awards under the Plan by 15,000,000 shares. The proposed amendment is intended to enhance flexibility to continue to grant equity to our employees. Competitive equity awards are critical in allowing us to attract, retain, and motivate talented and qualified employees in the highly competitive markets in which we operate.
The shares reserved for issuance through the Amended Plan and the original Plan cover our annual equity program awards as well as share purchased under our Employee Stock Purchase Plan, which is included as an addendum to the Amended Plan and the original Plan (the “ESPP Addendum”). We do not have a separate number of shares authorized for issuances pursuant to a standalone Employee Stock Purchase Plan.
On April 27, 2022, the Board approved the Amended Plan, subject to the approval of our stockholders. If this Proposal No. 5 is not approved by our stockholders, we will continue to operate the Plan pursuant to its current provisions until there are no longer shares remaining available for issuance under the Plan and the Board will need to consider alternative arrangements to delivering competitive long-term compensation, including potentially cash-based awards in the absence of equity award availability. If we are unable to grant equity awards, our ability to hire and retain necessary talent will be significantly limited and have a negative impact on our ability to grow our business.
Reason for the Proposal
Our number of employees and other service providers has grown substantially since we became a public company and competition for highly skilled personnel is frequently intense, especially in the San Francisco Bay Area, where we have a substantial presence and need for highly skilled personnel. Our use of equity compensation and the alignment with stockholders it provides has helped us achieve the success, growth, and value creation experience by us and our stockholders. The Board believes that an increase in the shares available for issuance under the Plan will enable us to attract and retain the best available talent to grow our business, and to ensure a sufficient number of shares will be available moving forward.
As noted above, if this Proposal No. 5 is not approved by our stockholders, the Amended Plan will not become effective, and we will continue to operate the Plan pursuant to its current provisions until there are no shares remaining available for issuance under the Plan.
2022 Proxy Statement	31

The purpose of the Plan, including as restated in the Amended Plan, is to enhance our ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Lucid Group by providing these individuals with equity ownership and other incentive opportunities. The Plan includes the ESPP Addendum.
As of March 15, 2022, the number of persons eligible to participate in the Plan was approximately 4,600 employees, 110 consultants or independent contractors and eight non-employee directors. The basis for participation in the Amended Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the Amended Plan’s purposes, as described above. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the Amended Plan.
Description of the Material Features of the Amended Plan
The following is a summary of the Amended Plan and is qualified in its entirety by the full text of the Amended Plan, a copy of which is included as Annex A to this Proxy Statement. Except for the changes to the Plan as noted above (i.e., the increase in shares available under the Plan), the Amended Plan contains substantially the same terms as the Plan.
Size of Share Pool; Shares Available and Limitations on Awards
As of March 15, 2022, there were 25,174,034 shares remaining for issuance under the Plan. If our stockholders approve the Amended Plan, the number of shares available for issuance will be increased by 15,000,000 shares effective as of the date of the Annual Meeting (the “Restatement Date”).
More specifically, as of the Restatement Date (assuming our stockholders approve the Amended Plan), the maximum aggregate number of shares authorized for issuance as awards under the Amended Plan on or after the Effective Date shall not exceed the sum of  (i) 36,502,669 Shares (consisting of  (x) 15,000,000 shares approved by the Board on April 27, 2022, (y) 12,500,000 shares initially authorized for issuance under Plan as of the Effective Date; and (z) an additional 9,002,669 shares initially authorized under the Plan as of the Effective Date which represents the number of shares equal to the number of unallocated shares of stock of Atieva, Inc. remaining available for issuance under the 2021 Stock Incentive Plan, as amended, the 2014 Share Plan of Atieva, Inc., as amended and the 2009 Share Plan of Atieva, Inc. as amended (collectively, the “Prior Plans”) as of the Effective Date), plus (ii) any shares subject to stock awards granted under the Prior Plans outstanding as of the Effective Date that (x) expire or terminate for any reason prior to exercise or settlement; (y) are forfeited, cancelled or otherwise returned to Lucid Group because of the failure to meet a contingency or condition required to vest such shares; or (z) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award. The number of shares available for issuance under the Plan as of March 15, 2022, as reflected in the preceding paragraph is inclusive of shares referenced in item (ii) immediately above (i.e., shares subject to stock awards granted under Prior Plans that became available for issuance under the Plan from the Effective Date to March 15, 2022).
In addition, (i) if restricted shares or shares issued upon the exercise of options are forfeited then such shares shall again become available for awards under the Amended Plan; (ii) if restricted stock units, options, SARs (as defined below) or stock purchase rights are forfeited or terminate for any reason before being exercised or settled, or an award is settled in cash without the delivery of shares to the holder then the corresponding shares shall again become available for awards under the Amended Plan; (iii) if restricted stock units or SARs are settled, then only the number of shares (if any) actually issued in settlement of such restricted stock units or SARs shall reduce the number of shares available under the Amended Plan and the balance (including any shares withheld to satisfy tax withholding obligations) shall again become available for awards under the Amended Plan; and (iv) any shares withheld to satisfy the exercise price or tax withholding obligation pursuant to any award of options or SARs shall be added back to the shares available for awards under the Amended Plan. The number of shares authorized for grant under the Amended Plan is subject to adjustment (as described below). Notwithstanding the foregoing, of the maximum aggregate shares issuable under the Amended Plan, up to 36,502,669 shares may be issued in the form of ISOs (as defined below), or under the ESPP Addendum.
The maximum number of shares subject to awards granted under the Amended Plan during any calendar year to any outside director (defined as a member of the Board who is not an employee or consultant of Lucid Group), plus any cash fees paid to the outside director in a calendar year for service on the Board, will not exceed $1 million in total value for the first year of service and $750,000 in total value per year thereafter.
Administration of the Amended Plan
The Amended Plan will be administered by the Compensation Committee or other committee (of two or more of our directors) appointed by the Board, or by the Board acting as the committee. The Compensation Committee generally has the authority, among
32	2022 Proxy Statement

other things, to interpret the Amended Plan, adopt rules relating to the Amended Plan, adopt, amend or terminate the ESPP Addendum or any sub-plan, determine participants and awards to be granted under the Amended Plan, prescribe the terms and conditions of awards, administer the ESPP Addendum, or take any other actions necessary or advisable for the administration of the Amended Plan.
Types of Awards
The following types of awards may be made under the Amended Plan. All of the awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as are provided in the Amended Plan. In addition, subject to the limitations provided in the Amended Plan and in accordance with applicable law, the Compensation Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any conditions or restrictions imposed with respect to awards.
Restricted Shares
A restricted share award is an award of outstanding shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. At the Compensation Committee’s discretion, participants may be credited with dividends and other distributions that will be paid to the holder only when unvested restricted shares vest. Participants are also generally entitled to the same voting rights as our other stockholders.
Non-qualified Stock Options
An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of our shares on the grant date.
The term of a non-qualified stock option may not exceed ten years from the date of grant. Lucid Group may (i) modify, extend, or renew outstanding stock options or accept the cancellation of options in return for the grant of new options or a different award or cash or (ii) offer to buy out for a payment in cash or cash equivalents a non-qualified stock option previously granted. Options may be awarded in combination with SARs, and the award may provide that options will not be exercisable unless the related SARs are forfeited.
Incentive Stock Options
An incentive stock option (“ISO”) is a stock option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than ten years, and that the option be granted from a plan that has been approved by stockholders of Lucid. Notwithstanding the foregoing, if granted to a participant who owns shares representing more than 10% of the voting power of all classes of shares of Lucid Group, its parent or one of its subsidiaries, an ISO must have a term of not more than five years.
Unrestricted Shares
Subject to limits in the Amended Plan, the Compensation Committee may issue unrestricted shares, in such amounts and subject to such terms and conditions as the Compensation Committee determines.
Stock Appreciation Rights
A stock appreciation right (“SAR”) entitles the participant to receive an amount equal to the difference between the fair market value of Lucid Group’s shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share on the grant date (except with respect to substitute awards)), multiplied by the number of shares subject to the SAR. Lucid Group may (i) modify, extend, or renew outstanding SARs or accept the cancellation of SARs in return for the grant of new SARs or a different award or cash or (ii) offer to buy out for a payment in cash or cash equivalents a SAR previously granted.
Restricted Stock Units
A restricted stock unit is an award denominated in shares that may be settled either in shares or cash, or a combination of both, subject to terms and conditions determined by the Compensation Committee. Participants may carry the right to dividend equivalents, in the Compensation Committee’s discretion.
2022 Proxy Statement	33

Cash Awards
The Compensation Committee may grant cash-based awards to any participant in such number or amount, and subject to such conditions, that the Compensation Committee may determine.
Stock Purchase Rights under the ESPP Addendum
The purpose of the ESPP Addendum is to provide a broad-based employee benefit to attract the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success by purchasing stock from Lucid Group on favorable terms, paid for through payroll deductions. The ESPP Addendum is intended to qualify under Section 423 of the Code. The Compensation Committee may grant stock purchase rights under the ESPP Addendum to any participant who is an employee. The Compensation Committee may establish sub-plans (which need not qualify under Section 423 of the Code) to facilitate participation in the ESPP Addendum by non-U.S. employees in compliance with foreign laws. The maximum aggregate number of shares for purchase during any calendar year is 2,500,000 shares, or any other such annual limit as may be approved by the Compensation Committee.
While the ESPP Addendum is in effect, the Compensation Committee may grant options to purchase shares of stock during a specified offering period in compliance with the requirements of Section 423 of the Code. Termination of employment for any reason will be treated as an automatic withdrawal from the ESPP Addendum. The purchase price for each share purchased during an offering period will be the lesser of 85% of the fair market value of the share on the purchase date or 85% of the fair market value of the share on the offering date. No participant may be granted a right to purchase stock under the ESPP Addendum if such a purchase would result in the participant owning 5% or more of the combined voting power or value of all classes of stock of Lucid Group or any parent or subsidiary of Lucid Group. No participant shall accrue the right to purchase stock which exceeds $25,000 of fair market value of such stock per calendar year. In the event of a corporate reorganization (defined as (i) the consummation of a merger, consolidation or any other corporate reorganization of Lucid Group or (ii) the sale, transfer or other disposition of all or substantially all of Lucid Group’s assets or the complete liquidation or dissolution of Lucid Group) in which the ESPP Addendum is not assumed by the surviving corporation, the offering period in progress will terminate and either 1) shares will be purchased in accordance with the terms of the ESPP Addendum or 2) all amounts in all participant accounts will be refunded without any purchase of shares.
Performance Criteria
Awards granted under the Amended Plan may be subject to specified performance criteria. The Compensation Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.
Deferrals
Subject to compliance with Section 409A of the Code (“Section 409A”), the Compensation Committee in its sole discretion may permit or require participants to defer certain amounts or shares paid or issued in respect of Awards.
Adjustments
In the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding common stock into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the Compensation Committee may make appropriate and equitable adjustments in: (i) the class(es) and number of securities available for future awards; (ii) the class(es) and number of securities covered by each outstanding award; (iii) the exercise price under each outstanding option and SAR); and (iv) options to purchase shares granted pursuant to the ESPP Addendum.
Change in Control
In the event of a Change in Control (defined as (i) a change in the composition of the Board in which fewer than one half of the incumbent directors are the original directors or were elected with at least a majority of the original directors; (ii) any person who, by acquisition or aggregation of securities, is or becomes the beneficial owner of securities of Lucid Group representing 50% or more of the voting power of Lucid Group’s outstanding securities; (iii) the consummation of a merger or consolidation where 50% or more of the voting power is owned by persons who were not stockholders of Lucid Group prior to the merger or consolidation; or (iv) the sale, transfer or other disposition of all or substantially all of Lucid Group’s assets), if the surviving corporation does not continue, assume or settle (subject to vesting) outstanding awards (other than stock purchase rights under the ESPP Addendum), or substitute similar stock awards for outstanding awards (other than stock purchase rights under the ESPP Addendum), then
34	2022 Proxy Statement

Lucid Group may accelerate the vesting or deemed any performance-based vesting to be satisfied at the target level or based on actual performance (or the greater thereof). The Compensation Committee may also determine at the time of granting of an award or thereafter that an award will vest and/or become exercisable in connection with a Change in Control. The Compensation Committee may treat awards differently.
Assignability
Unless an award agreement provides otherwise, no award granted under the Amended Plan may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.
Amendment and Termination
The Board may amend, suspend or terminate the Amended Plan or the ESPP Addendum at any time, provided that amendments to any outstanding award agreements are subject to applicable legal restrictions and the consent of the participant if the participant’s right or obligations would be materially impaired.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the Amended Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Amended Plan under federal, state, local and other applicable laws.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, subject to any limits imposed under Section 162(m) of the Code. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Incentive Stock Options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction. If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death. Similar tax consequences will apply to stock purchase rights under the ESPP Addendum.
SARs
A participant generally does not recognize income at the time a SAR is granted. At the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of the SAR, the participant will generally be required to recognize as income an amount equal to the amount of cash or fair market value of the shares paid or transferred to the participant. Such amount will be taxable as ordinary income and we generally will be entitled to a corresponding tax deduction, subject to any limits imposed under Section 162(m) of the Code.
2022 Proxy Statement	35

Restricted Stock
A participant generally will not recognize any income upon the receipt of unvested shares or restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. A participant who makes the election will not be allowed a deduction for the value of any shares subsequently forfeited. A participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares, which may be at the time of grant, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares. We will withhold any Federal Insurance Contribution Act (“FICA”) taxes due in respect of the shares in the year the restrictions applicable to the shares lapse, based on the fair market value of the shares on the vesting date, unless you elect under Section 83(b) of the Code, in which case we will withhold any FICA taxes due in respect of the shares in the year of grant based on the fair market value of the shares on the grant date. Generally, upon a sale or other disposition of restricted stock with respect to which a participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares. Such gain or loss will be long-term capital gain or loss if the participant holds such shares for more than one year.
RSUs
A participant generally does not recognize income at the time an RSU is granted. At the time of settlement of the award, the participant will generally recognize ordinary income equity to the fair market value of the RSUs at the time of settlement of the award, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. We will withhold any FICA taxes due in respect of the RSUs in the year the RSUs vest based on the fair market value of the shares and/or cash underlying the award on the vesting date. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).
Performance Awards
Generally, in the case of performance-based awards, the participant will recognize ordinary income on the amount of cash and the fair market value of common stock received on the date of payment or settlement of the award (provided that the award is exempt from or complies with Section 409A of the Code). We generally will be entitled to a deduction for such amount at the time it is includable in the income of the participant.
Cash Awards
Upon the payment of a cash award, the amount of cash received will be ordinary income to the participant. We will be entitled to a deduction for such amount at the time it is includable in the income of the participant.
Registration with the SEC
If our stockholders approve the Amended Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the Amended Plan.
New Plan Benefits Table
A new plan benefits table for the Amended Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Amended Plan if the Amended Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Amended Plan will be made at the Compensation Committee’s discretion, subject to the terms of the Amended Plan. Therefore, the benefits and amounts that will be received or allocated under the Amended Plan are not determinable at this time. However, please refer to the Summary Compensation Table for fiscal year 2021 in this Proxy Statement which sets forth certain information regarding awards granted to our named executive officers during fiscal year 2021, as well as the section titled — 2022 Compensation Decisions in the Compensation Discussion and Analysis, which sets forth certain information regarding awards granted to our named executive officers in early fiscal 2022.
The per share closing price of our common stock on Nasdaq on April 26, 2022 was $17.64.
36	2022 Proxy Statement

Vote Required
To be approved, a majority of the total votes cast on Proposal No. 5 must be voted “For” the approval of the amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan. Only votes “For” or “Against” will affect the outcome. Broker non-votes and abstentions will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AMENDMENT OF THE LUCID GROUP, INC. 2021 STOCK INCENTIVE PLAN, AS REFLECTED IN THE AMENDED AND RESTATED LUCID GROUP, INC. STOCK INCENTIVE PLAN
2022 Proxy Statement	37

Lucid ESG: Principles and Impact
We believe that principles and goals need to be realized through results and impact. We measure success through the impact of our efforts: on environmental matters, social matters, and economic matters. And we believe that it is critical to underpin these efforts with robust corporate governance and transparency to the stockholders who entrust us with the critical mission to contribute to the transformation of our world. We all face an existential crisis from climate change, and we seek to help address this crisis by inspiring the adoption of sustainable transportation and energy. As an electric vehicle company relentlessly focused on efficiency, our products and in-house technology are key to this mission through the performance and range that they unlock.
We are laying the groundwork for a holistic environmental, social, and governance (“ESG”) strategy to maximize our ability to positively impact our environment and society, align with investor expectations, and instill pride and purpose in our employees and customers. In 2021, we completed a high-level materiality assessment to identify priority ESG goals for our organization, taking into account insights with respect to investor expectations, peer company activities, consumer trends, and other factors. We formed an ESG Steering Committee to oversee our ESG strategy and governance which is comprised of senior executive leaders. In 2022, we are focusing on certain priority areas for our company including carbon accounting and emissions, diversity, equity and inclusion, and sustainable materials and design. We intend to identify and commit to targets in each area.
We are making an impact already in several critical ways, including:
Our Technology
■
Products: The Lucid Air Dream Edition Range achieved an EPA-estimated range of 520 miles per charge and is the longest-range electric vehicle ever rated by the U.S. EPA — capable of delivering 100+ miles of range beyond the closest competitor.* The Grand Touring version of Lucid Air also exceeds the 500 miles threshold, logging an EPA-estimated range of 516 miles per charge. Lucid Air models occupy the top six positions for overall EPA range ratings among all EVs. This achievement is based on a relentless focus on efficiency through the electric vehicle powertrain, battery pack and system, and a highly aerodynamic design with a 0.21 Cd drag coefficient. This focus on efficiency also enables our vehicles to travel further per electron of energy than any other electric vehicle in the Large vehicle class. Each extra mile that we extract per kWh of energy means less energy required and fewer carbon emissions from the electrical grid. This same efficient technology and approach also enables the possibility of vehicles with smaller, lower-cost battery packs that retain competitive range — benefitting the environment by requiring fewer battery cells per vehicle. Efficiency is a key measure of the in-house technology embedded in our products, contributing to our goal to offer a best-in-class experience to our customers while benefitting the environment.

■
Charging Infrastructure: We are taking steps to support the development and standardization of EV charging infrastructure and thereby further drive the adoption of sustainable electric vehicles. In 2016, we joined CharIN Association which is a leading global non-profit dedicated to promoting interoperability based on the Combined Charging System (CCS) as the global standard for electric vehicle charging. In 2021, we hosted a ‘Testival’ with CharIN at our corporate headquarters, inviting 230+ e-mobility experts from 85 business and 9 countries to participate in testing and technology discussions. To further promote EV adoption by our own employees, we have installed 83 charging stations at our corporate headquarters and factory. And we are engaged with policymakers at the U.S. Federal and state levels to participate in the development of strategies to deploy charging capacity across the United States.

■
Future Adaptations of our Technology: We are exploring opportunities to adapt and expand the impact of our technology. For example, we expect our battery systems expertise to enable us to produce compelling stationary energy storage system (ESS) products that offer flexibility, efficiency, and stability to our customers and the electrical grid across the residential, commercial, and utility-scale energy storage sectors. We also expect our battery systems and powertrain expertise to enable customers to power their homes through vehicle-to-grid (V2G) charging capabilities, adding resiliency to customers’ power supply and reducing impact on the grid during power outages and shortages. And we plan to explore opportunities to accelerate the transition to sustainable transportation by supplying or licensing built-to-print electric powertrain and battery system solutions based on our proprietary technology to manufacturers in the automotive, aerospace, and maritime spaces.

*
Ranges are cited for vehicles equipped with 19-inch wheels, and actual range will vary dependent on many factors including battery age, driving habits, charging habits, temperatures, accessory use, and other factors

38	2022 Proxy Statement

Our Company
■
Finances: We are incorporating ESG into our decision-making on financing efforts, large and small. For example, in December 2021, we raised approximately $2 billion through convertible senior notes which we designated as green bonds, meaning we will spend $2 billion on green-eligible investments. This issuance was one of the largest green convertible offerings in market history to date, and it underscores our commitment to addressing climate change and environmental challenges.

■
Environmental operations: Our factory in Casa Grande, Arizona is the first greenfield EV factory in North America, and it was designed to minimize carbon emissions where practical through energy efficient design and plans for renewable energy generation onsite. We currently have a 1 mega-watt (MW) capacity solar power system installed onsite and plans in place to expand in 2022, and in total we have 2 MW capacity of solar panels across our network including solar panels installed at our California headquarters. We also recycle batteries from our production process, and we are working on a strategy for end-of-life solutions for cells including re-use and closed-loop opportunities.

Our People
■
Safety: We seek to protect the health and safety of our employees, business partners, and stakeholders by instilling a culture of safety in our workplaces. For example, we provide mandatory safety training to employees and visitors to our manufacturing facilities, and we have an onsite medical clinic at our Arizona facility for medical triage and occupational injuries and illnesses. During the COVID-19 pandemic, we developed and implemented a robust response plan and protocol to enable continued development of our products while mitigating exposure risk to our personnel, implemented a 24/7 Response Team for employee questions, conducted contact tracing with regular reports to employees on potential exposure, offered multiple onsite vaccination clinics for employees and their dependents, and recently implemented a vaccination requirement for new hires and visitors to our facilities.

■
Diversity, Equity, and Inclusion: We are committed to diversity, equity, and inclusion in the workplace. We believe that our differences spark innovation. We seek to foster an equitable and inclusive work culture in which employees from all backgrounds can thrive and become partners to our local communities, and to inspire passionate innovators to join Lucid from around the world. This commitment is reflected in our company today; as of April 1, 2022, Lucid proudly notes that our leadership team includes two women, our CFO and VP of Software Validation, and three leaders from underrepresented communities; our Board of Directors includes three females and three members of underrepresented communities. We continue to drive results through initiatives such as: training on DEI topics like inclusive leadership, psychological safety, allyship, and inclusion; employee resource groups for fostering belonging and driving community outreach such as Women at Lucid, Veterans at Lucid, and Pride at Lucid; and partnerships for diversity recruiting such as with DisabilityIn (a nonprofit resource for disability inclusion), Fairygodboss (one of the largest career communities for women), the Society of Hispanic Professional Engineers (SHPE), and the Society of Women Engineers (SWE). We continue to review and expand our efforts in this area as we continue to grow as a global employer of choice.

2022 Proxy Statement	39

Executive Officers
The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:
Name	Age	Position
Peter Rawlinson	64	Chief Executive Officer, Chief Technology Officer & Director
Sherry House	50	Chief Financial Officer
Eric Bach	49	Senior Vice President, Product and Chief Engineer
Michael Bell	55	Senior Vice President, Digital
There are no family relationships between any of our directors and any of our executive officers.
Mr. Rawlinson’s biography can be found under the section entitled “Proposal No. 1: Election of Directors” with the biographies of the other members of the Board. Biographies for our other executive officers are below.
Sherry House Chief Financial Officer Age: 50
Sherry House has served as our Chief Financial Officer since May 2021. Before joining us, Ms. House served as the Treasurer & Head of Investor Relations at Waymo LLC, an autonomous vehicle technology company, from July 2020 to April 2021, the Director of Corporate Development from January 2019 to June 2020, and the Director of Business & Corporate Finance from August 2017 to January 2019. Prior to Waymo, she served as Vice President of Corporate Development at Visteon Corporation, an automotive electronics supplier, from December 2016 to August 2017 and as Managing Director at Deloitte Corporate Finance LLC, a global professional services firm, from November 2014 to December 2016, and as Senior Vice President from May 2011 to November 2014. Ms. House also previously held high level positions at GTCR, Alta Partners, and General Motors. Ms. House holds a B.S. in Mechanical Engineering and a B.S. in Industrial Engineering from Kettering University and a Master of Manufacturing Engineering and an M.B.A. from the University of Michigan. She is also a licensed and registered C.P.A. in the State of Illinois.

40	2022 Proxy Statement

Eric Bach Senior Vice President, Product and Chief Engineer Age: 49
Eric Bach has served as our Senior Vice President, Product and Chief Engineer since March 2021. Mr. Bach previously served as our Vice President, Hardware Engineering from September 2018 to February 2021 and as Senior Director, Body Engineering from April 2015 to August 2018. Prior to joining us, Mr. Bach was Director of Engineering at Tesla, Inc. from January 2012 to March 2015. From 2000 to December 2011, he served in a variety of engineering and program leadership roles at Volkswagen AG in both Germany and the United States. Mr. Bach holds a Diplom-Ingenieur degree from Friedrich-Alexander University in Erlangen, Germany.

Michael Bell Senior Vice President, Digital Age: 55
Michael Bell has served as our Senior Vice President, Digital since February 2021, and served as our consultant from August 2020 to February 2021. Prior to joining us, Mr. Bell served as Chief Technology Officer of electric vehicle startup Rivian, LLC from June 2019 until February 2020, and as the Chief Executive Officer and President of Silver Spring Networks, Inc., a networking platform and solutions provider for smart energy networks, from September 2015 until January 2018. Previously, from 2010 to 2015 he held various roles at Intel Corporation, a multinational technology corporation specializing in the production of semiconductor chips, including Corporate Vice President New Devices Group, Corporate VP Mobile and Communications Group and Corporate Vice President Ultra Mobility Group, and was head of Product Development at Palm, Inc. from 2007 to 2010. He worked at Apple, Inc. from 1991 to 2007 and played significant roles in development of Apple iPhone, iMac, AirPort and Apple TV products, serving as Vice President, CPU Software from 2002 to 2007. Mr. Bell has served on the board of directors of iRobot Corporation, a leading consumer robotics company, since March 2016. He holds a B.S. from the University of Pennsylvania.

2022 Proxy Statement	41

Executive Compensation
Message to Stockholders from the Compensation Committee of the Board of Directors
In 2007, Lucid Motors was formed with the idea of innovating new solutions for battery systems in sedans, motorcycles, vans, and buses. In 2013, under the leadership of Chief Technology Officer (now also Chief Executive Officer) Peter Rawlinson, the company began a transformation with a new mission: to create the most captivating luxury electric vehicles on the market centered around human experience. This revamped trajectory led us to an exciting and tangible milestone this past October, when we delivered the first Lucid Air Dream Edition models to customers. Further, our Lucid Air received the prestigious honor of being named the 2022 MotorTrend Car of the Year in November. The mission defined by Peter was turned into reality through the hard work and dedication of the incredible Lucid team.
Lucid Motors began 2021 as a private company and ended the year as a public company with a market value of approximately $62.69 billion as of December 31, 2021. By the end of 2021, Peter and the Lucid team grew the value of the organization by more than $50 billion, compared to the $11.75 billion valuation of Atieva, our predecessor company, in connection with the Merger that took us public on July 23, 2021. In addition, becoming a public company has allowed us to invite even more investors along in this exciting journey with us. We are delighted by the investor response in 2021.
We have come a long way over the past several years to transform the company from one that is focused on battery and powertrain technology for other manufacturers, to a vertically-integrated EV company creating the most captivating luxury electric vehicles in the world. Manifesting these ideas into reality, with external validation and accolades, can only occur through insightful and passionate leaders and team members. Peter Rawlinson joined Lucid after holding successful leadership and technical roles at other large automotive manufacturers, including serving as Chief Engineer for Tesla’s Model S. Other senior leaders have proven themselves in their respective fields at the very best automotive, technology, design and operations companies in the world. We believe that the vision, passion and diligence of Lucid’s leadership team is unparalleled.
We are extremely proud of the business and financial achievements of the Lucid team. In that vein, we are pleased to present to you our Compensation Discussion and Analysis in 2021.
Andrew Liveris (Chair)
Frank Lindenberg
Tony Posawatz
42	2022 Proxy Statement

Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program in 2021 for our named executive officers (“NEOs”), including our compensation philosophy and process, the objectives and elements of the program and the material factors considered in making compensation decisions.
Our NEOs were among the executive officers of Atieva, our predecessor entity, prior to the Merger and became our executive officers following the Merger. The compensation of these executive officers for the portion of 2021 that occurred prior to the Merger was determined by the board of directors of Atieva (the “Atieva Board”) or the compensation committee of Atieva (the “Atieva Committee”), not by our current Board or Compensation Committee, which were constituted in connection with the Merger.
Our NEOs for 2021 include (i) our Chief Executive Officer/Chief Technology Officer (“CEO”), (ii) our Chief Financial Officer (“CFO”) and (iii) our two other executive officers serving as of December 31, 2021 (we did not have any other executive officers as of such date). Michael Klein and Jay Taragin, Churchill’s CEO and CFO, respectively, prior to the Merger, did not receive any compensation for services rendered to us in 2021 (except that The Klein Group, LLC, an affiliate of the Sponsor and Mr. Klein, received fees for financial advisory services provided to Lucid post-Merger. See “Certain Relationships and Related Party Transactions”).
Our NEOs for 2021 are:
Name	Position
Peter Rawlinson	Chief Executive Officer and Chief Technology Officer
Sherry House	Chief Financial Officer
Eric Bach	Senior Vice President, Product and Chief Engineer
Michael Bell	Senior Vice President, Digital
2022 Proxy Statement	43

Executive Summary
Key Accomplishments

2013	Peter Rawlinson joined Atieva as Chief Technology Officer
2014	Closed a 9-digit funding round with the goal of developing a complete car and together with our new team of designers, software and vehicle engineers, we built a custom 900 hp powertrain test vehicle
2016	*October* – Atieva rebranded to Lucid Motors *December* – Lucid Air, a state-of-the-art-luxury sedan, unveiled to the world
2018	*September* – Executed a $1 billion investment agreement with the Public Investment Fund of Saudi Arabia (“PIF”), demonstrating PIF’s strong alignment with Mr. Rawlinson’s vision of creating a global luxury electric car company
2019	*April* – Mr. Rawlinson appointed as Chief Executive Officer *December* – Broke ground on the 590-acre factory in Casa Grande, Arizona the first greenfield EV factory in the U.S.
2020	*August* – Lucid Air was independently verified to achieve an estimated EPA range of 517 miles on a single charge by FEV North America, Inc. *September* – Unveiled production details of the Lucid Air and announced details of the proprietary, in-house developed electric drivetrain that powers it *November* – Completed our Casa Grande, Arizona factory
2021	*February* – Entered in a combination agreement with Churchill pursuant to which the Merger would take place for a purchase price of $11.75 billion *July* – Became a public company with our listing on Nasdaq as LCID *September* – EPA released its official range estimate for the Lucid Air Dream Edition and Lucid Air Grand Touring, certifying that versions of each vehicle have range in excess of 500 miles per charge and that the Dream Edition is the longest range for any electric car ever rated by the EPA at 520 miles on a single charge – more than 100 miles over its closest competitor *September* – Announced plans to quadruple the size of our Casa Grande, Arizona factory with an additional 2.85 million square feet *September* – First customer-quality Lucid Air luxury electric sedans began rolling off the assembly line of our Casa Grande, Arizona factory *October* – Began delivering the very first Lucid Air Dream Edition models to the delight of our first customers in North America *November* – Lucid Air, our very first car, won the 2022 MotorTrend Car of the Year®, the most prestigious award in the automotive industry *December* – Became part of the Nasdaq-100 Index® and raised an additional $2 billion in convertible green bonds and bolstered balance sheet to over $6.2 billion cash on hand at year-end *December* – Closed the year with a market value of $62.69 billion as of December 31, 2021, which reflected a 433.5% increase compared to the $11.75 billion valuation of Atieva in connection with the Merger
2022	*February* – Booked over 25,000 reservations as of February 28, 2022, which reflected a 47% increase compared to mid-November 2021 *February* – Announced agreement to construct first international manufacturing plant in the Kingdom of Saudi Arabia

44	2022 Proxy Statement

Exponential Growth in Market Value and Employee Base in 2021
Delivering a World Class Customer Experience
As of February 28, 2022
2022 Proxy Statement	45

2021 Pay Actions in Connection with Key Accomplishments
We believe our executive compensation program provides effective incentives for our NEOs to lead us to achieve significant future growth, thereby producing, long-term value for our shareholders. In light of key accomplishments in 2021, our Compensation Committee or, prior the Merger, the Atieva Committee, approved the following pay actions for our NEOs, each of which is more fully described below in this CD&A:
Pay Element	Pay Action
Base Salary
■
To align our NEOs’ cash compensation with competitive public company levels, our Compensation Committee increased the base salaries of Messrs. Rawlinson and Bach by 15% and 13%, respectively, effective August 2021.

Annual Incentive
■
Prior to the Merger, the Atieva Committee approved our 2021 annual cash bonus program, a significant portion of which was based on the timing of our start of production and customer deliveries of the Lucid Air. In November 2021, our Compensation Committee approved a payout under our 2021 annual cash bonus program given the successful achievement of the start of production and start of customer deliveries of the Lucid Air, as well as our NEOs’ respective contributions to Lucid’s overall success in 2021.

Long-Term Incentives
■
Prior to the Merger, Messrs. Bach and Bell and Ms. House were granted long-term incentive awards in the form of restricted stock units (“RSUs”) with time-based vesting. Mr. Bach’s award was granted in recognition of his performance and contribution to, and to further incentivize his retention with, the Company. Mr. Bell’s and Ms. House’s awards were granted in connection with their commencement of employment in 2021.

■
After the signing of the Merger Agreement but prior to the closing of the Merger, Mr. Rawlinson was granted a long-term incentive award in a mix of performance-based and time-based vesting RSUs, which was based on meeting certain market capitalization objectives and subject to the closing of the Merger. This award was granted in recognition of Mr. Rawlinson’s years of dedication and leadership in driving the company’s technological innovation and transformation and his critical importance to the success of the company before, during and after the Merger. At the time of the grant, Mr. Rawlinson did not have any unvested equity awards and this award was intended as a way to align Mr. Rawlinson’s long-term interest with that of the company and its stockholders. This award is described in more detail under “Pre-Merger CEO Compensation” below.

CEO Transaction Bonus
■
After the signing of the Merger Agreement but prior to the closing of the Merger, the Atieva Board approved a $2 million cash transaction bonus payable to Mr. Rawlinson, subject to the closing of the Merger and Mr. Rawlinson’s continued employment through the closing of the Merger. The bonus was awarded in recognition of Mr. Rawlinson’s leadership throughout the Merger process.

Compensation Philosophy and Objectives
Our executive compensation program is designed to attract, retain and motivate top-level talent who possess the skills and leadership necessary to grow our business and enable long-term value creation by (i) providing compensation packages that are competitive with market practice and drive and reward the achievement of our business objectives; (ii) closely aligning the interests of our NEOs with those of our stockholders by providing a significant portion of our NEOs’ compensation in equity and, with respect to our CEO, linking a significant portion of his compensation to performance-based results and (iii) appropriately aligning compensation with both short-term and long-term Company performance measures and strategic objectives.
To ensure that management’s interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, our executive compensation program emphasizes a pay-for-performance compensation philosophy so that attainment of company and individual performance goals are rewarded.
Our executive compensation program design includes a mix of three key compensation elements — (i) base salary, (ii) short-term cash incentive awards and (iii) long-term equity incentive awards. In determining the amount of each compensation element awarded to our NEOs, our Compensation Committee looks at each NEO’s overall compensation package, as well as the amount of each compensation element for the NEO relative to both internal and external pay to determine whether such amounts and the overall mix of compensation elements for the NEO’s role further the principles and objectives of our executive compensation program.
46	2022 Proxy Statement

Being a technology company, in addition to an automotive company, we seek to hire and retain experienced talent from the competitive technology sector, who have the ability to lead across multiple disciplines and through our highly regulated industries.
While the Compensation Committee considers a multitude of factors in its deliberations, it places no formal weighting on any one factor. As we continue to grow as a public company, the Compensation Committee intends to annually review and analyze market trends and adjust the design and operation of our executive compensation program from time to time as it deems appropriate, and will consider the extent to which the compensation of our executive officers should be further linked to performance-based results.
Executive Compensation Best Practices
Our executive compensation program is guided by the following corporate governance best practices designed to protect the interests of our stockholders:
■
Independent Compensation Committee. Our Compensation Committee consists only of independent directors, even though, as a controlled company, we are not required to have an independent compensation committee under Nasdaq rules.

■
Balanced Short-Term and Long-Term Compensation. We balance short- and long-term incentives to discourage short-term risk-taking at the expense of long-term results.

■
Maintain an Independent Compensation Committee Advisor. Our Compensation Committee engages its own independent compensation consultant.

■
No Special Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements with our NEOs that are different from or in addition to those offered to our other employees.

■
No “Single-Trigger” Change in Control Arrangements. We do not provide for “single-trigger” acceleration of compensation or benefits solely upon a change in control.

■
Conduct Annual Compensation Review. The Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a market assessment of executive pay practices.

■
Performance Based. Our compensation is tied to both individual performance and company performance in terms of size, measures of success and continued eligibility.

■
No Excise Tax “Gross-Ups.” We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the Code.

■
Perform Annual Compensation-Related Risk Assessment. We have strong risk and control policies, we take risk management into account when making executive compensation decisions, and we conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management.

■
No Excessive Perks. We do not provide material executive perquisites to our NEOs.

■
Do Not Permit Hedging or Pledging. We prohibit directors and employees, including our NEOs, from hedging and pledging Lucid securities.

As we continue to transition from a newly public company to a more mature public company, we will continue to evaluate our compensation program relative to similarly situated companies.
Executive Compensation Process
Role of the Compensation Committee and Management
With respect to the portion of 2021 that preceded the closing of the Merger, our executive compensation program was administered by the Atieva Committee. Since the closing of the Merger, our executive compensation program has been administered primarily by our Compensation Committee, which is comprised entirely of independent directors (even though, as a controlled company, we are not required to have an independent compensation committee under Nasdaq rules). The Compensation Committee establishes our overall compensation philosophy and objectives, and is responsible for establishing, overseeing and evaluating our executive compensation program. The Compensation Committee reviews and assesses whether our executive compensation program aligns with our compensation philosophy and objectives, and approves the specific
2022 Proxy Statement	47

compensation of our NEOs, other than the compensation of our CEO and equity grants to our NEOs, where the Compensation Committee makes recommendations to our Board. Following such recommendation, and after discussion with the members of the Compensation Committee regarding their assessment and recommendations, the Board approves CEO compensation and equity grants to our NEOs.
The Compensation Committee also consults with members of our management team, including our CEO and our Vice President of People when making compensation decisions. Our CEO works closely with the Compensation Committee and provides the Compensation Committee with performance assessments and compensation recommendations for each NEO (other than himself), based on each NEO’s level of performance and corporate performance. While the Compensation Committee considers our CEO’s recommendations, the Compensation Committee ultimately uses its own business judgment and experience in approving, or making recommendations to the Board where applicable, regarding individual compensation elements and the amount of each element for our NEOs. Our CEO recuses himself from all determinations regarding his own compensation.
The compensation of our NEOs will be reviewed at least annually by our Compensation Committee and will be informed by the recommendations of our CEO. Our Compensation Committee will then evaluate and determine any recommended compensation adjustments or awards to our NEOs or make recommendations to the Board for final determination.
Role of Compensation Consultant
With respect to the portion of 2021 that preceded the closing of the Merger, the Atieva Committee engaged Aon to provide advice on matters relating to our executive compensation program, including information regarding competitive market practices, assessments and trends and advice relating to the design and structure of our executive compensation program. Following the closing of the Merger, the Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation advisor and has sole authority to approve all such advisors’ fees and other retention terms.
Following the closing of the Merger, after evaluating Aon’s independence by considering the requirements adopted by Nasdaq and the SEC, our Compensation Committee continued to engage Aon to assist on matters relating to our executive compensation program pursuant to its authority under the Compensation Committee charter. Aon also updated the Compensation Committee on corporate governance and regulatory issues and developments. A representative of Aon attended meetings of the Compensation Committee as requested and also communicated with the Compensation Committee Chair outside of meetings. In addition to providing services to the Compensation Committee, Aon provided to us salary surveys and services relating to the tracking of the CEO’s long-term incentive award described in more detail under “Pre-Merger CEO Compensation” below.
In November 2021, after conducting a competitive search process and considering a number of candidates, the Compensation Committee decided to engage Pay Governance as its compensation consultant going forward. The Compensation Committee has evaluated Pay Governance’s independence by considering the requirements adopted by Nasdaq and the SEC, and determined that its relationship with Pay Governance does not raise any conflict of interest. As part of the Compensation Committee’s determination of Pay Governance’s independence, it received written confirmation from Pay Governance addressing these factors and supporting the independence determination. Pay Governance has not provided any other services to us and has not received any compensation from us other than with respect to services to our Compensation Committee.
Analysis of Fiscal 2021 Compensation
Compensation Elements
The 2021 executive compensation program consisted of the following elements: base salary, annual incentive compensation and long-term equity incentive compensation in the form of time-based restricted stock units. Our CEO was also granted performance-based restricted stock units and a cash transaction bonus as described in more detail below. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with our overall compensation philosophy. Each of the above-described compensation elements for our NEOs for fiscal 2021 is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation philosophy and objectives.
Compensation-Setting Process and Competitive Positioning
When determining recommendations for our NEOs’ fiscal 2021 compensation levels, the Compensation Committee and, prior to the Merger, the Atieva Board, reviewed base salary, target annual incentive compensation opportunity, target total short-term compensation (i.e., base salary plus target incentive opportunity), annual long-term incentive and total direct compensation values
48	2022 Proxy Statement

for our NEOs and those of similarly situated executives in the public market. Aon provided data at the 50th and 75th percentiles for such compensation, which the committees used as a reference. The Compensation Committee considers such data relevant to, but not determinative of, its consideration of overall executive compensation matters. The committees did not benchmark any compensation element to a specific percentile, and the committees instead established our NEOs’ compensation at levels they deemed appropriate after considering other factors, including each of our NEOs’ experience, performance, contributions and responsibilities, our short-term and long-term objectives, retention considerations and prevailing market conditions.
Base Salary
Base salaries provide a fixed source of compensation to our NEOs and are designed to reward executives for their performance and our short-term performance. We believe generally that a competitive base salary is a necessary element of our executive compensation program and is critical in attracting and retaining executive talent, including our NEOs. Base salaries for our NEOs are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable internally across our executive team. We believe that other compensation elements (short-term incentives and long-term incentives) are more important to attracting, motivating and retaining talent based on the current stage of the Company.
In setting annual base salaries, the Compensation Committee takes into consideration our overall financial and operating performance, each NEO’s individual performance, an evaluation of how the compensation we pay our executive officers compares both to our performance and to our peers, and other relevant factors. For NEOs other than the CEO, the Compensation Committee receives an evaluation from the CEO on that individual’s performance and a recommendation for a salary adjustment.
The Compensation Committee intends to review the base salaries of our NEOs on an annual basis and make adjustments to base salaries as it deems necessary or appropriate. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the NEO, and any other circumstances that the Compensation Committee determines are relevant.
In September 2021, the Compensation Committee reviewed the base salaries of our NEOs, taking into consideration a competitive market analysis performed by Aon. The Compensation Committee also considered the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Consistent with our intended approach to provide compensation competitive with an aggregated benchmark group of companies and in recognition of their performance, the Compensation Committee approved an increase in the annual base salaries for certain of our NEOs effective as of August 2, 2021, shortly after the Merger. The base salaries for our NEOs both before and after August 2, 2021 are set forth in the table below.
Fiscal 2021 Base Salaries
Name	Base Salary Prior to August 2, 2021	Base Salary Effective as of August 2, 2021
Mr. Rawlinson	$500,000	$575,000
Ms. House	$500,000	$500,000
Mr. Bach(1)	$400,000	$450,000
Mr. Bell	$500,000	$500,000

(1)
Mr. Bach’s base salary was increased to $400,000 (from $375,000) effective March 1, 2021 (prior to the Merger) in connection with his promotion from Vice President, Hardware Engineering to Senior Vice President, Product and Chief Engineer.

Cash Incentive Compensation
Annual Cash Incentive Plan
We use an annual cash incentive plan to motivate our NEOs to achieve our strategic and operational objectives during the year. In February 2021, the Atieva Committee approved, as part of its annual cash incentive plan for 2021, a bonus framework (“Company Bonus”) for potential payments to certain of our executive officers and key employees (including our NEOs) based on achievement
2022 Proxy Statement	49

and timing of the start of customer deliveries of the Lucid Air. The Atieva Committee considered September 2021 as the target month for customer deliveries to achieve 100% of the goal for the 2021 Company Bonus.
Customer delivery was achieved in October 2021, one month after the September 2021 targeted month largely to ensure that the quality of parts and materials were in line with the vision for the Lucid brand. Under the Company Bonus program as originally approved by the Atieva Committee, this would have resulted in a Company Bonus payout of 75% of target. However, after evaluating various factors, including craftsmanship, build quality, technology achievements and industry recognition, the Compensation Committee exercised discretion to approve payments of the “Company Bonus” for 2021 at higher levels for most participants (which included senior level employees), including our NEOs, as set forth in the chart below. Bonus amounts were prorated based on hire date and subject to adjustments based on individual performance.
Each NEO’s target incentive opportunity for fiscal 2021 and the actual payout amount is set forth in the table below:
Name	Target Annual Incentive Opportunity		Amount of 2021 Annual Incentive	Percent of Target
	% of Salary	$ Value(1)	$ Value
P. Rawlinson	50%	$287,500	$400,000	139%
S. House	50%	$166,000	$166,000	100%
E. Bach	50%	$225,000	$282,000	125%
M. Bell	50%	$213,699	$268,000	125%

(1)
Reflects as a percentage of the applicable NEO’s annual base salary as of August 2, 2021 (i.e., after base salary adjustments for Messrs. Rawlinson and Bach). In the cases of Ms. House and Mr. Bell, reflects a pro-rated salary basis given their start dates in 2021.

For each NEO, the amount paid above the target in the foregoing table reflects the Compensation Committee’s adjustments for individual performance. For Mr. Rawlinson, the Compensation Committee recognized his technical leadership to design, build and deliver the longest range, most aerodynamic, fastest charging luxury electric car in the world. With respect to Messrs. Bach and Bell, the Compensation Committee recognized each executive’s individual technical leadership performance to develop and deploy a robust suite of world class engineering achievements, including the Lucid Air becoming the first-ever electric vehicle to receive an Environmental Protection Agency-rated range of 520 miles. These engineering achievements were recognized from outside the company, including the Lucid Air being named as the 2022 MotorTrend Car of the Year.
In September 2021, the Compensation Committee reviewed the target incentive opportunities of our NEOs, taking into consideration a competitive market analysis performed by Aon. The Compensation Committee also considered the recommendations of our CEO (except with respect to his own target incentive opportunity), as well as the other factors described above. Consistent with our intended approach to provide compensation competitive with similarly situated companies and in recognition of their performance, the Compensation Committee approved an increase in the target incentive opportunities of certain of our NEOs effective for fiscal year 2022. Our NEOs’ target incentive opportunities for fiscal year 2022 are set forth in the table below.
Target Bonus Opportunities: Fiscal 2022
Fiscal 2022
Mr. Rawlinson	100%
Ms. House	75%
Mr. Bach	75%
Mr. Bell	75%
50	2022 Proxy Statement

Sign-On Bonuses
In connection with her commencement of employment in May 2021, Ms. House was provided with a one-time sign-on bonus of $100,000. Similarly, in connection with his commencement of employment in February 2021, Mr. Bell was provided with a one-time sign-on bonus of  $250,000. Each of Ms. House’s and Mr. Bell’s offer letter provides that if the executive resigns or is terminated for any reason prior to the first anniversary of her or his hire date, the executive will be required to repay to us the amount of the sign-on bonus (net of applicable tax and other withholdings).
Long-Term Equity Incentive Compensation
We believe that providing long-term incentive compensation in the form of equity awards is a critical element of our executive compensation program as it encourages our NEOs to take a long-term outlook and reinforces our pay for performance culture. By providing opportunities for our employees, including our NEOs, to benefit from future successes in Lucid through the appreciation of the value of their equity awards, our Compensation Committee and Board believe that equity awards align employees’ interests and contributions with the long-term interests of Lucid’s stockholders. In addition, our Compensation Committee and Board believe that offering meaningful equity ownership in Lucid is helpful in retaining our NEOs and other key employees.
Prior to the Merger, our executive officers had generally been granted stock options by Atieva. Beginning in 2021, our executive officers, including our NEOs, were granted restricted stock units (“RSUs”). The Atieva Committee approved equity grants on February 22, 2021 to certain of our executives, including an award of 661,000 RSUs to Mr. Bach (the number of RSUs reflects adjustments made to our shares in connection with the Merger). In deciding to make such grant, the Atieva Committee considered Mr. Bach’s performance and significant contributions to Atieva and that the overall value of his existing unvested equity incentive awards may not serve as a sufficient retention tool. Mr. Bell and Ms. House were also granted an award of 1,322,000 RSUs and 661,000 RSUs, respectively, in connection with their hires (the numbers of RSUs reflect adjustments made to our shares in connection with the Merger). The Atieva Board also approved the long-term incentive award granted to Mr. Rawlinson, the terms of which are summarized below under “Pre-Merger CEO Compensation.” The table below sets forth the RSUs granted to our NEOs (other than our CEO) during 2021. We did not grant any stock options to our NEOs during 2021 and all of the 2021 long-term incentive awards were granted to our NEOs prior to the Merger, while we were still a private company. The number of RSUs in the table has been adjusted to reflect the impact of the Merger.
Fiscal 2021 Equity Incentive Awards to NEOs other than the CEO
Name	RSUs
Ms. House	661,000
Mr. Bach	661,000
Mr. Bell	1,322,000
The RSUs granted to Ms. House and Mr. Bell are generally scheduled to vest over four years, the first 25% on the first anniversary of each’s service commencement date (June 5, 2021 and July 20, 2020, respectively) and the remainder in 12 quarterly installments over the next three years with each such quarterly installment representing 1/16th of the RSUs awarded, subject to (i) the successful closing of the Merger and meeting the minimum service period requirement of 375 days after such closing (i.e., continued employment until August 2, 2022) (at which time amounts that were scheduled to vest prior to such date will vest); and (ii) continued employment through each applicable quarterly vesting date. Accordingly, with respect to Ms. House, subject to the continued employment requirement, the first installment of the RSUs (25% of the RSUs awarded) will vest on August 2, 2022 (375 days after the closing of the Merger) and the remaining twelve installments (each, 1/16 of the RSUs awarded) will vest quarterly beginning September 2022 and ending June 2025 and, with respect to Mr. Bell, subject to the continued employment requirement, four installments (25% of the RSUs awarded plus three quarterly installments of 1/16 of the RSUs awarded) will vest on August 2, 2022 (375 days after the closing of the Merger) and the remaining nine installments (each, 1/16 of the RSUs awarded) will vest quarterly beginning September 2022 and ending September 2024. The RSUs granted to Mr. Bach (which have a vesting commencement date of February 22, 2021) are generally scheduled to vest in sixteen quarterly installments over four years, with each installment representing 1/16th of the RSUs awarded, subject to (i) the successful closing of the Merger and meeting the minimum service period requirement of 375 days after such closing (i.e., continued employment until August 2, 2022) (at which time amounts that were scheduled to vest prior to such date will vest); and (ii) continued employment through
2022 Proxy Statement	51

each applicable quarterly vesting date. Accordingly, subject to the continued employment requirement, the first five installments (5/16 of the RSUs awarded) will vest on August 2, 2022 (375 days after the closing of the Merger) and the remaining eleven installments of 1/16 of the RSUs awarded will vest quarterly beginning September 2022 and ending March 2025.
For a description of the treatment of the RSUs in the event of certain qualifying terminations of employment, see “Potential Payments under Termination or Change in Control” below.
Pre-Merger CEO Compensation
CEO Transaction Bonus
In recognition of Mr. Rawlinson’s efforts on the Merger, in March 2021, prior to the closing of the Merger, the Atieva Board approved a $2 million cash transaction bonus payable to Mr. Rawlinson, subject to: (i) the closing of the Merger, (ii) Mr. Rawlinson’s continued employment through the Closing Date and (iii) Mr. Rawlinson not giving notice of his intent to resign on or before the Closing Date. The transaction bonus was paid to Mr. Rawlinson in August 2021.
CEO Grant
In January 2021, before the Merger (i.e., before Lucid became a public company), the Atieva Board was considering the Merger transaction but Atieva had not yet signed a definitive merger agreement. At that time, in recognition of Mr. Rawlinson’s critical importance to the success of Atieva before and contingent upon a successful merger transaction, and in order to incentivize and align Mr. Rawlinson with our stockholders through and after a significant strategic transaction, the Atieva Committee, in consultation with its compensation consultant, approved a framework for a special equity grant to Mr. Rawlinson, which was to be subject to achievement of the following two distinct performance conditions:
■
Valuation of Company at Go-Public Event: Based on Atieva’s value upon taking the company public via SPAC merger, initial public offering or another method, the percentage of the award denominated as time-based vesting RSUs would increase. If the minimum valuation threshold was not attained, 100% of the award would be denominated as performance-based vesting restricted stock units, which would be earned based on market capitalization goals.

■
Growth in Market Capitalization: For the portion of the award that was not granted in RSUs as a result of the initial public valuation, the Atieva Committee determined a grant of performance-based vesting RSUs with goals tied to growth in valuation would be best aligned with stockholders.

Shortly after the signing of the Merger Agreement, in March 2021, the Atieva Board approved the final award (the “CEO Grant”) based on the equity valuation of Atieva in connection with the Merger Agreement of  $11.75 billion, which represented the highest level of achievement contemplated in the first performance condition above. Accordingly, at the time the CEO Grant was awarded, the Atieva Board determined that the award would be granted via a mix of time-based vesting RSUs (45% of the total award) and performance-based vesting RSUs (55% of the total award) as follows (the numbers of RSUs reflect adjustments made to our shares in connection with the Merger):
■
13,834,748 time-based vesting RSUs, subject to ratable vesting over four years (the “CEO Time-Based RSUs”). Subject to Mr. Rawlinson’s continued employment on each vesting date, the CEO Time-Based RSUs vest in sixteen equal quarterly installments beginning on December 5, 2021. For purposes of the CEO Time-Based RSUs, the vesting dates are March 5, June 5, September 5 and December 5 of each year.

■
16,024,411 performance-based RSUs, subject to vesting in five tranches with each tranche tied to the attainment of market capitalization goals over the course of a five-year performance period as outlined below (the “CEO Performance RSUs”).

In approving the award, the Atieva Board, with the assistance of its compensation consultant, reviewed competitive market data related to aggregate equity ownership for similarly situated CEOs in addition to design features of other pre-initial public offering or de-SPAC transaction performance-based CEO equity awards. The Atieva Board also considered the following key design objectives:
■
Competitive practices for CEO unvested long-term incentive holdings at this size and stage of a company;

■
Recognition of Mr. Rawlinson’s strategic and technical leadership and innovation over a long-term horizon;

■
Direct alignment between Mr. Rawlinson and our stockholders;

52	2022 Proxy Statement

■
Incentivizing our CEO to continue growing stockholder value; and

■
Delivering a majority of CEO pay via performance-based equity incentives.

The award was structured so that meaningful value would only be realized upon the achievement of sustained and significant levels of stockholder value creation.
The Atieva Board identified three performance-based criteria when approving the grant:
1)
Successful merger completion, to receive the grant at all;

2)
Portion of the grant was based on merger value that was set at a threshold of  $7.3 billion valuation with maximum performance based on a valuation of  $11.5 billion or more; and

3)
Additional post-merger market cap growth performance criteria at 2x, 3x, 4x, 5x, 6x of valuation.

As mentioned above, the CEO Performance RSUs vest in five tranches based on the achievement of market capitalization goals applicable to each tranche (the “Performance Goals”). Each tranche vests at higher multiples of the initial valuation of  $11.75 billion and only when the multiple associated with each vesting tranche is sustained over a rolling six-month period, subject to Mr. Rawlinson’s continued employment through the applicable vesting date. The six-month market capitalization is calculated based on (i) the volume weighted average trading price per share over any six-month period multiplied by (ii) the average of the total number of outstanding shares of Class A common stock reported in a public filing for the two most recently completed quarterly reporting periods. This measurement period was designed to reward Mr. Rawlinson only if a sustained growth in Lucid’s market capitalization is achieved.
The six-month market capitalization target for each tranche is as follows (the number of CEO Performance RSUs are adjusted to reflect the impact of the Merger):
Tranche	# of CEO Performance RSUs	6-Month Market Capitalization	Multiple of Initial Valuation(1)	Cumulative Growth Rate
1	3,483,568	$23.50 billion	2X	100%
2	3,483,568	$35.25 billion	3X	200%
3	3,483,568	$47.00 billion	4X	300%
4	3,483,568	$58.75 billion	5X	400%
5	2,090,140	$70.50 billion	6X	500%

(1)
Measured from the equity valuation of  $11.75 billion at the time of the Merger.

Any CEO Performance RSUs that do not vest within five years after the closing of the Merger (such period, the “Performance Period”) will be forfeited. Upon a termination without “cause” or upon a “constructive termination” (as each such term is defined in the CEO Grant award agreement), the CEO Performance RSUs will remain outstanding and eligible to vest upon attainment of the Performance Goals for six months (or the end of the Performance Period, if sooner) following such termination of employment, subject to Mr. Rawlinson’s execution of a release of claims.
In the event of a change in control of Lucid Group following the closing of the Merger, any unvested CEO Time-Based RSUs to the extent not assumed or substituted in connection with such change in control will vest subject to Mr. Rawlinson’s continued employment through the change in control or a termination without cause or constructive termination within thirty days prior to the change in control, subject to Mr. Rawlinson’s execution of a release of claims. If the CEO Time-Based RSUs are assumed or substituted in connection with the change in control, any unvested CEO Time-Based RSUs will vest if Mr. Rawlinson experiences a termination without cause or constructive termination within twelve months following the change in control. With respect to the CEO Performance RSUs, subject to Mr. Rawlinson’s continued service through the change in control, any unvested CEO
2022 Proxy Statement	53

Performance RSUs will vest on the change in control to the extent the per share deal price exceeds the relevant market capitalization goal. In addition, upon a private financing or public offering of Lucid Group’s common stock with proceeds of at least $1 billion, if the price per share implied by the financing exceeds the relevant market capitalization goal, the CEO Performance RSUs associated with such goal will vest.
Other Compensation
Retirement
We maintain a 401(k) retirement savings plan for our employees in the United States, including the NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees.
Employee Benefits and Perquisites
All of our full-time employees, including the NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts and life insurance. We pay for executive disability insurance premiums for the NEOs in the amounts set forth in the Summary Compensation Table below. We do not view perquisites or other personal benefits as a significant component of our executive compensation program and do not provide material perquisites to our NEOs.
Series E Purchase
On April 2, 2021, certain employees of Atieva, including Mr. Rawlinson, Mr. Bach and Mr. Bell, as well as directors, purchased shares of Atieva, Inc. Series E Preferred Shares at a purchase price of  $7.90 per share (converted to a price of  $2.99 per share after the Merger). It was subsequently determined that the fair market value of Series E Preferred Shares on April 2, 2021, after conversion in the Merger, was actually $15.26 per share. The difference between the purchase price and the fair market value is treated as compensation for tax purposes and the difference is reported as “All Other Compensation” in the 2021 Summary Compensation Table.
In October 2021, in order to allow directors and employees, including Mr. Rawlinson, Mr. Bach and Mr. Bell, to satisfy certain tax obligations (including tax withholding obligations of the Company) with respect to the Series E Preferred Shares, the Company repurchased an aggregate of 857,825 shares of its common stock from certain individuals, including 178,796 shares from Mr. Rawlinson, 195,557 shares from Mr. Bach and 33,526 shares from Mr. Bell (such transactions, the “Repurchases”). The repurchase price was $24.15 per share, which was equal to the average closing price of our common stock on the Nasdaq Global Select Market for the three-trading day period ending on and including October 6, 2021, the second trading day prior to the date of the Repurchases. The Company applied the proceeds received from the Repurchases to the applicable U.S. tax authorities to satisfy tax obligations.
Offer Letters & Employment Arrangements
Lucid entered into offer letters with Messrs. Rawlinson, Bach, Bell and Ms. House each of which provides for at-will employment and provides for no specified term of employment. Each of Ms. House’s and Mr. Bell’s offer letter provides for a $100,000 and $250,000 sign-on bonus, respectively, as described above and an initial grant of 250,000 and 500,000, respectively, RSUs. In addition, as a condition of their employment, each of the NEOs was required to sign a Confidential Information and Invention Assignment Agreement (“Restrictive Covenant Agreement”) which includes, among other provisions, a 24-month post-employment non solicit of employees and customers, a perpetual confidentiality covenant and an assignment of inventions provision.
Termination and Change in Control Agreements
Each of our NEOs also participates in the Lucid Group, Inc. Executive Severance Benefit Plan (the “Executive Severance Plan”). Under the terms of the Executive Severance Plan, participants are entitled to receive the following in the event of a termination without “cause” or on a “constructive termination” (as each such term is defined in the Executive Severance Plan), subject to the participant’s execution of a release of claims: (i) a continuation of base salary for the number of months as set forth in the participant’s participation agreement, (ii) COBRA continuation premium payments for the number of months as set forth in the participant’s participation agreement, and (iii) accelerated vesting of a certain percentage of the participant’s outstanding equity awards (but accelerated vesting under the Executive Severance Plan does not apply to the CEO Grant, which contains its own terms relative to accelerated vesting under certain circumstances, as described above under “CEO Grant”).
54	2022 Proxy Statement

In the event of a termination without “cause” or on a “constructive termination” within 3 months prior to or 12 months following a change in control (a “Change in Control Termination”), participants are entitled to receive the following, subject to the participant’s execution of a release of claims: (i) a continuation of base salary and bonus for the number of months as set forth in the participant’s participation agreement, (ii) COBRA continuation premium payments for the number of months as set forth in the participant’s participation agreement, and (iii) accelerated vesting of 100% of the participant’s outstanding equity awards.
Under the Executive Severance Plan, a participant’s right to receive severance benefits terminates in the event of the participant’s breach of the Restrictive Covenant Agreement or the participant utilizes our trade secrets to solicit employees to leave us or to induce any of our then-current clients, customers or suppliers to terminate their business relationship with us.
On September 15, 2021, our Compensation Committee approved the severance levels that apply to each of the NEOs under the Executive Severance Benefit Plan which are set forth in the table below.
Name	Salary and Benefits Continuation Not in Connection with a Change in Control (Number of Months)	Salary and Benefits Continuation in Connection with a Change in Control Termination (Number of Months)
Mr. Rawlinson	12	18
Ms. House	9	12
Mr. Bach	9	12
Mr. Bell	9	12
Under the terms of the Lucid Group, Inc. Vesting Acceleration Policy for Death and Disability (the “Acceleration Policy”), which was approved by our Compensation Committee on September 15, 2021, our NEOs are also entitled to accelerated vesting of all outstanding unvested time-based and performance-based equity awards in the event of death or disability, except to the extent the policy would be inconsistent with the terms or provisions of any award agreement, employment agreement, or other plan or agreement. The Acceleration Policy also does not apply to any equity awards granted to Mr. Rawlinson prior to the date the Acceleration Policy was adopted (including the CEO Grant). Each NEO’s severance entitlements upon certain terminations of employment and/or a change in control are described in more detail below under “Potential Payments under Termination or Change in Control.”
Update on CEO Grant
In designing the CEO Grant, the Atieva Board set extremely challenging goals that incentivized Mr. Rawlinson towards the creation of significant stockholder value. As of the date of this filing, the awards and goals have been working as intended. From the time of the closing of the Merger through January 25, 2022 (the first possible measurement date for the vesting of the CEO Performance RSUs), our stock delivered a TSR of 32.65% resulting in the creation of  $61.9 billion of stockholder value from the initial Churchill transaction valuation of  $11.75 billion.
The closing of our SPAC transaction being on July 23, 2021 and the first trading day for the combined company of July 26, 2021 resulted in January 25, 2022 marking the first possible measurement for the potential vesting of the CEO Performance RSUs (i.e., six calendar months following the close of the Merger transaction).
As a result of the significant value created for our stockholders, in March 2022, the Board certified the achievement of the market capitalization milestones associated with the first four (of five) tranches of the CEO Performance RSUs (pursuant to the terms of the CEO Grant), leading to the vesting of an aggregate of 13,934,272 CEO Performance RSUs.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code (Section 162(m)) generally imposes a $1 million cap on the federal income tax deduction for compensation paid to our “covered employees” during any fiscal year. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other
2022 Proxy Statement	55

factors in making its decisions, and, in the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation Committee retains the flexibility to award compensation even if the compensation is not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. We follow Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards based on the grant date “fair value” of these awards.
56	2022 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed this CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Andrew Liveris, Chair
Frank Lindenberg
Anthony Posawatz
2022 Proxy Statement	57

2021 Summary Compensation Table
The following table sets forth the compensation awarded to or paid to our NEOs for services rendered to Atieva prior to the Merger and to us following the Merger during the years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Peter Rawlinson Chief Executive Officer and Chief Technology Officer	2021	528,846	2,190,761	556,086,963	—	215,625	6,569,317	565,591,512
	2020	468,077	210,000	—	—	—	—	678,007
Sherry House(7) Chief Financial Officer	2021	317,308	141,685	16,181,280	—	124,315	1,160	16,765,748
Eric Bach Senior Vice President, Product and Chief Engineer	2021	414,423	118,248	10,000,930	—	168,750	7,186,933	17,889,284
	2020	346,731	100,000	—	515,052	—	—	961,783
Michael Bell(8) Senior Vice President, Digital	2021	500,962	357,726	26,783,720	—	160,274	1,232,776	29,035,458

(1)
Amounts reflect the base salary in effect for each NEO during fiscal 2021. For additional information, see “Base Salaries” above. For Messrs. Rawlinson and Bach, amount includes retroactive salary increases on September 15, 2021, effective August 2, 2021, in the amounts of  $8,654 and 5,769, respectively. Mr. Bach’s base salary was previously increased to $400,000 (from $375,000) effective March 1, 2021 (prior to the Merger) in connection with his promotion from Vice President, Hardware Engineering to Senior Vice President, Product and Chief Engineer.

(2)
For each NEO, the amount includes the portion of the 2021 annual incentive that was paid above the level of actual achievement of the customary delivery in October 2021. For Mr. Rawlinson, the amount also includes a $2,000,000 bonus paid in connection with the closing the Merger (approved by the Atieva Board in March 2021) and $6,385.82 of vacation cashout. For Mr. Bach, the amount includes $4,998 of vacation cashout.

(3)
This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the CEO Time-Based RSUs and the CEO Performance RSUs. The grant date fair value of the CEO Performance RSUs was calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with FASB ASC Topic 718 (excluding the effects of estimated forfeitures) and assumes that all CEO Performance RSUs will be earned during the term of the CEO Grant.

(4)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the options granted to NEOs in 2020.

(5)
Amount includes the customer delivery component of the annual incentive plan earned based on achieving customer delivery in October 2021.

(6)
For Mr. Rawlinson, the amount includes: (i) $6,567,824, representing the difference in price paid in April 2021 for Series E convertible preferred shares in the fourth series E closing at $7.90 per share and the amount subsequently determined to be the fair market value of such shares on the date or purchase (the “Series E Difference Amount”), (ii) $780 of workplace communication reimbursement and (iii) $713 of executive disability insurance premiums. For Ms. House, the amount includes: (i) $510 of workplace communication reimbursement and (ii) $650 of executive disability insurance premiums. For Mr. Bach, amount includes, (i) $7,183,545, representing Mr. Bach’s Series E Difference Amount, (ii) $780 in workplace communication reimbursement and (iii) $608 of executive disability insurance premiums. For Mr. Bell, amount includes: (i) $1,231,466 representing Mr. Bell’s Series E Difference Amount, (ii) $780 in workplace communication reimbursement and (iii) $650 of executive disability insurance premiums.

(7)
Ms. House became our Chief Financial Officer upon the commencement of her employment on May 3, 2021.

(8)
Mr. Bell became employed by us in February 2021. In 2021, prior to Mr. Bell becoming an employee in February, Mr. Bell provided services to us through a workforce management company. Mr. Bell received $87,500 from such workforce management company for such services, which amount is included in the Salary column.

58	2022 Proxy Statement

Grants of Plan-based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Peter Rawlinson
2021 Annual Bonus(1)		71,875	287,500	503,125
Time-Based RSU	03/27/2021							13,834,748	283,968,150
Perf-Based RSU	03/27/2021				3,483,568	10,450,73	16,024,411		272,118,813
Sherry House
2021 Annual Bonus		41,438	165,753	290,068
RSU	06/29/2021							661,000	16,181,280
Eric Bach
2021 Annual Bonus(1)		56,250	225,000	393,750
RSU	02/22/2021							661,000	10,000,930
Michael Bell
2021 Annual Bonus		53,563	214,250	374,938
RSU	02/22/2021							1,322,000	26,783,720

(1)
For Messrs. Rawlinson and Bach, amounts adjusted to reflect base salary increases as of August 2021.

(2)
Represents the grant date fair value of RSUs granted during 2021, calculated in accordance with FASB ASC Topic 718.

2022 Proxy Statement	59

Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter Rawlinson	4,249,416	—	0.37	04/16/2025
	7,931,999	—	0.83	04/21/2029
					12,970,078(2)	493,511,468	16,024,411(3)	609,728,839
Sherry House	—	—			661,000(4)	25,151,050
Eric Bach	879,698	—	0.83	04/21/2029
	809,725	1,041,075(1)	0.93	07/15/2030
					661,000(5)	25,151,050
Michael Bell	—	—			1,322,000(6)	50,302,100

(1)
The options vest in forty-eight (48) equal monthly installments beginning on April 1, 2020, subject to continued employment as of each applicable vesting date.

(2)
The RSUs vest in sixteen equal quarterly installments beginning on December 5, 2021, subject to continued employment as of each applicable vesting date.

(3)
The CEO Performance RSUs vest in five tranches based on the achievement of market capitalization goals applicable to each tranche over any six-month period subject to Mr. Rawlinson’s continued employment through the applicable vesting date, with the first 6-month vesting period ending in January 2022 (six months after closing of the Merger). The amount reported for the CEO Performance RSUs is the threshold number of shares. Amounts can be earned until 2025.

(4)
25% of the RSUs vest in August 2022 and 1/16 of the RSUs vest each quarter over twelve quarters beginning September 2022 and ending June 2025, subject to Ms. House’s continued employment as of each applicable vesting date.

(5)
5/16 of the RSUs vest in August 2022 and 1/16 of the RSUs vest each quarter over eleven quarters beginning September 2022 and ending March 2025, subject to Mr. Bach’s continued employment through each applicable vesting date.

(6)
25% of the RSUs plus three quarterly installments of 1/16 of the RSUs vest in August 2022 and 1/16 of the RSUs vest each quarter over nine quarters beginning in September 2022 and ending September 2024, subject to Mr. Bell’s continued employment as of each applicable vesting date.

60	2022 Proxy Statement

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter Rawlinson	407,756	16,652,592(1)	864,670	40,872,951(2)
Sherry House	—	—	—	—
Eric Bach	587,695	8,945,373(2)
Michael Bell	—	—	—	—

(1)
Computed as the difference between the closing price of the underlying shares on the date of exercise and the exercise price of the options, and based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Aggregate Closing Price on Exercise Date	Aggregate Exercise Price
5/3/2013	12/14/2021	261,756	$10,697,976	$47,116
4/17/2015	12/14/2021	125,000	$5,108,750	$46,250
4/17/2015	12/15/2021	21,000	$857,010	$7,770

(2)
Computed as the aggregate dollar amount realized upon the vesting of CEO Time-Based RSUs, determined by multiplying the number of units by the closing price of our common stock on December 3, 2021, the trading prior to the vesting date of December 5, 2021.

(3)
Computed as the difference between the fair market value of the underlying shares on the date of exercise and the exercise price of the options, and based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Aggregate Fair Market Value on Exercise Date	Aggregate Exercise Price
6/02/2015	2/04/2021	253,051	$1,816,763	93,621
6/02/2015	2/25/2021	134,543	$3,275,651	53,111
12/17/2015	2/04/2021	13,220	$94,920	$7,721
4/22/2019	2/25/2021	51,177	$1,304,779	$47,457
4/22/2019	3/01/2021	120,724	$2,754,922	$100,201
2022 Proxy Statement	61

Potential Payments Upon Termination or Change in Control
The table below sets forth the amounts of the payments and benefits that each NEO would have been entitled to receive upon a qualifying termination of employment by the Company and/or the occurrence of a change in control, in each case assuming the relevant event occurred on December 31, 2021.
Name	Benefit	Termination Without Cause or Resignation for Good Reason Other than Change in Control	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	Death or Disability(1)
Peter Rawlinson	Cash severance	$575,000	$862,500	$—
	Accelerated Vesting of Equity Awards	—(2)	493,511,468(3)	—
	Health Benefits	9,792	14,688	—
	Total	$584,792(2)	$494,388,656(3)	$—
Sherry House	Cash Severance	$333,333	$500,000	$—
	Accelerated Vesting of Equity Awards	7,545,315	25,151,050	25,151,050
	Health Benefits	20,466	29,628	—
	Total	$7,899,114	$25,680,678	$25,151,050
Eric Bach	Cash Severance	$300,150	$450,000	$—
	Accelerated Vesting of Equity Awards	33,329,206	66,658,374	66,658,374
	Health Benefits	19,647	26,196	—
	Total	$33,649,003	$67,134,570	$66,658,374
Michael Bell	Cash Severance	$333,333	$500,000	$—
	Accelerated Vesting of Equity Awards	15,090,630	50,302,100	50,302,100
	Health Benefits	20,466	29,628	—
	Total	$15,444,429	$50,831,728	$50,302,100

(1)
Under the Acceleration Policy, except in the case of the CEO Time-Based RSUs and CEO Performance RSUs, upon the death or disability of an NEO on December 31, 2021, all of such NEO’s outstanding equity awards would have vested. In addition, the NEOs are eligible for executive short-term and long-term disability benefits in the amounts of  $3,000 per week and $15,000 per month, respectively.

(2)
Assuming a termination without cause or a constructive termination on December 31, 2021, the CEO Time-Based RSUs would have been forfeited, and the CEO Performance RSUs would have remained outstanding and eligible to vest upon attainment of the Performance Goals for six months following such termination of employment, after which time any remaining unvested CEO Performance RSUs would be forfeited. As discussed in “Update on CEO Grant,” Lucid achieved the 6-month market capitalization target associated with the first four (of five) vesting tranches of the CEO Performance RSUs as of January 25, 2022. As a result, at least the same number of CEO Performance RSUs that actually vested upon achieving those targets (13,934,272 CEO Performance RSUs) would have vested had Mr. Rawlinson’s employment been terminated without cause or due to constructive termination on December 31, 2021. In connection with such a termination, the final tranche of CEO Performance RSUs could have also vested to the extent the market capitalization target for the final tranche was achieved by June 30, 2022.

(3)
Represents the value of unvested CEO Time-Based RSUs as of December 31, 2021 (an aggregate of 12,970,078 RSUs) which would have vested upon a termination of employment without cause or upon constructive termination on such date, assuming a change in control occurred on such date. The value is based on the closing price of our common stock on December 31, 2021 ($38.05). Separately, if a change in control of Lucid had occurred on December 31, 2021, then each CEO Performance RSU tranche would have vested to the extent the change in control value (the product of the number of our shares outstanding as of such date and the per share price received in the change in control) equaled or exceeded the 6-month market capitalization threshold applicable to such tranche. Assuming a per share price received in such a hypothetical change in control on December 31, 2021 equal to the closing price of our common stock on December 31, 2021 ($38.05), the first four (of five) tranches of CEO Performance RSUs (an aggregate of 13,934,272 CEO Performance RSUs) would have vested as of such date, which is the same number of CEO Performance RSUs that actually vested based on achievement of the 6-month market capitalization thresholds applicable to such tranches.

62	2022 Proxy Statement

Director Compensation
Except for Mr. Posawatz, who received approximately $83,655 in cash from PIF in connection with his service on the Atieva Board during 2021, prior to the Merger, our directors did not receive any compensation for their service in their capacity as directors. In connection with the Merger, we implemented a new director compensation program, under which our non-employee directors are eligible to receive the following annual retainers and annual equity compensation grants:
■
Board Member: $210,000, of which $30,000 is an annual cash retainer paid in quarterly installments and $180,000 of which is in the form of RSUs vesting in full on the earlier of one year following grant and the date of the next annual meeting following the grant, subject to the director’s continued service as of the applicable vesting date. For new directors, the initial equity retainer is $270,000 (instead of  $180,000) in RSUs which vest in three equal installments on the first, second and third anniversary of the grant date.

■
Independent Chairman: An additional $30,000 is paid for service as an independent Chairman of the Board.

■
Committee Chairs: Chairs of the audit, compensation, nominating and corporate governance and executive committees receive an additional $20,000, $15,000, $8,000 and $20,000, respectively, as an annual cash retainer.

■
Committee Members: Members of the audit, compensation, nominating and corporate governance and executive committees receive an additional $10,000, $7,500, $4,000 and $10,000, respectively, as an annual cash retainer.

We also reimburse all of our directors for (i) up to $10,000 annually for director educational programs and (ii) their reasonable travel and other expenses incurred in attending meetings of the Board or committees and training and educational conferences.
The following table reflects information with respect to the compensation of all non-employee directors of the Company for fiscal 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
Andrew Liveris	47,500	300,881	—	6,567,824(3)	6,916,205
Turqi Alnowaiser	24,000	300,881	—	25,400,593(3)	25,725,474
Glenn R. August	22,000	300,881	—	—	322,881
Nancy Gioia(2)	20,000	300,881	—	2,000,000(2)	2,320,881
Frank Lindenberg	23,750	300,881	—	—	324,631
Nichelle Maynard-Elliot	17,000	300,881	—	—	317,881
Tony Posawatz	23,750(4)	300,881	—	648,837(3)	973,468
Janet S.Wong	25,000	300,881	—	—	325,881

(1)
The amounts in this column reflect the grant date fair values of the restricted stock units granted to our non-employee directors during fiscal 2021, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by our non-employee directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021, which was filed with the SEC on February 28, 2022.

(2)
Nancy Gioia, who became our director upon the closing of the Merger, forfeited certain pension benefits from a prior employer in the amount of approximately $3.3 million in connection with her services as our director. As compensation for such forfeiture (i) Churchill agreed to pay $2.0 million in cash to Ms. Gioia (reflected in this table) and (ii) an affiliate of Churchill Sponsor agreed to issue Ms. Gioia indirect membership interests in Churchill Sponsor, which represent 100,000 shares of Class A common stock.

(3)
Messrs. Liveris, Alnowaiser and Posawatz participated in the Series E purchase described in Series E Purchase above. This amount reflects the difference between the price paid by the director for the Series E shares and the later-determined fair market value of the Series E shares as of the purchase date. The Company subsequently repurchased 14,511 shares from Mr. Posawatz to allow him to satisfy certain tax obligations in connection with the purchase of the shares.

(4)
Mr. Posawatz received approximately $83,655 in cash from PIF in connection with his service on the Atieva Board in 2021 prior to the Merger.

2022 Proxy Statement	63

As of December 31, 2021, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:
Name	Shares Underlying Stock Awards(1)
Andrew Liveris	11,206
Turqi Alnowaiser	11,206
Glenn R. August	11,206
Nancy Gioia	11,206
Frank Lindenberg	11,206
Nichelle Maynard-Elliot	11,206
Tony Posawatz	11,206
Janet S. Wong	11,206

(1)
Each entry represents the number of shares underlying any outstanding unvested restricted stock unit award.

64	2022 Proxy Statement

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	112,363,404	0.61	17,268,388
Equity Compensation Plans Not Approved by Security Holders	—	—	—
	112,363,404	0.61	17,268,388
2022 Proxy Statement	65

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock as of March 15, 2022 by:
■
each person whom we know to own beneficially more than 5% of our Common Stock;

■
each of our current named executive officers and directors individually; and

■
all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 15, 2022. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. The beneficial ownership of our Common Stock in the “Shares Beneficially Owned” column in the table is based on 1,665,050,601 shares of our Common Stock issued and outstanding as of March 15, 2022.
	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percentage
Five Percent Holders
Churchill Sponsor IV LLC(2)	96,100,000	5.8%
The Public Investment Fund(3)	1,015,252,523	61.0%
Named Executive Officers and Directors
Peter Rawlinson(4)	20,163,240	1.2%
Sherry House	—	—
Eric Bach(5)	2,782,718	*
Michael Bell	66,838	*
Turqi Alnowaiser(6)	1,017,322,661	61.1%
Glenn R. August(7)	—	—
Nancy Gioia(7)	—	—
Frank Lindenberg	—	—
Andrew Liveris(7)	535,275	*
Nichelle Maynard-Elliott	—	—
Tony Posawatz	38,369	*
Janet Wong	—	—
All executive officers and directors as a group (13 individuals)	1,040,842,263	62.5%

*
Less than 1%

66	2022 Proxy Statement

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Lucid Group, Inc., 7373 Gateway Blvd., Newark, CA 94560.

(2)
Based on the Schedule 13G filed with the SEC on February 11, 2022 by the Sponsor. According to the Schedule 13G, the Sponsor has shared voting power and shared dispositive power over 96,100,000 shares of Common Stock. Interests shown consist of  (i) 51,750,000 shares of Common Stock and (ii) 44,350,000 Private Placement Warrants (including 1,500,000 Working Capital Warrants) to purchase shares of Common Stock. Each warrant entitles the holder thereof to purchase one share of Common Stock at a price of  $11.50 per share, subject to adjustment. Michael Klein is the sole stockholder of M. Klein Associates, Inc., which is the managing member of the Sponsor. The shares beneficially owned by the Sponsor may also be deemed to be beneficially owned by Mr. Klein. The business address for Mr. Klein is 640 Fifth Avenue, 12th Floor, New York, NY 10019.

(3)
Based on the Schedule 13D filed with the SEC on July 23, 2021 by the Public Investment Fund of the Kingdom of Saudi Arabia (“PIF”). According to the Schedule 13D, PIF has sole voting power and sole dispositive power over 1,015,252,523 shares of Common Stock. Ayar is a wholly owned subsidiary of PIF. The Board of Directors of PIF, consisting of His Royal Highness Mohammad bin Salman Al-Saud (Chairman), H.E. Ibrahim Abdulaziz Al-Assaf, H.E. Mohammad Abdul Malek Al Shaikh, H.E. Khalid Abdulaziz Al-Falih, H.E. Dr. Majid Bin Abdullah Al Qasabi, H.E. Mohammad Abdullah Al-Jadaan, H.E. Mohamed Mazyed Altwaijri, H.E. Ahmed Aqeel Al-Khateeb, and H.E. Yasir Othman Al-Rumayyan, has dispositive power over the shares held by Ayar by a majority of the votes of the Directors, with the Chairman having a casting vote. Each of the Board of Directors of PIF, H.E. Al-Rumayyan and Turqi Alnowaiser has shared voting power over the shares held by Ayar. Neither H.E. Al-Rumayyan, who is the Governor of PIF, nor Mr. Alnowaiser, who is Deputy Governor and Head of the International Investments Division of PIF, has a pecuniary interest in the shares held by Ayar, and each of H.E. Al-Rumayyan and Mr. Alnowaiser disclaims beneficial ownership of the shares held by Ayar. Interests shown do not include 4,604,595 shares of Common Stock held by H.E. Al-Rumayyan or 2,070,138 shares of Common Stock held by Mr. Alnowaiser. The business address for PIF and for H.E. Al-Rumayyan is Alr’idah Digital City, Building MU04, Al Nakhil District, P.O. Box 6847, Riyadh 11452, The Kingdom of Saudi Arabia.

(4)
Interests shown consist of 7,981,825 shares of Common Stock and 12,181,415 shares of Common Stock subject to option awards that are currently exercisable or exercisable within 60 days of March 15, 2022.

(5)
Interests shown consist of 977,620 shares of Common Stock and 1,805,098 shares of Common Stock subject to option awards that are currently exercisable or exercisable within 60 days of March 15, 2022.

(6)
Interests shown consist of  (i) 2,070,138 shares of Common Stock held by Mr. Alnowaiser and (ii) 1,015,252,523 shares of Common Stock held by Ayar. Mr. Alnowaiser, who is Deputy Governor and Head of the International Investments Division of PIF, has shared voting power with respect to the shares held by Ayar and has no pecuniary interest in and disclaims beneficial ownership of such shares. See note (3) above.

(7)
Each of Nancy Gioia and Andrew Liveris has an economic interest in shares of Common Stock and Private Placement Warrants through his or her ownership of membership interests in the Sponsor, but Ms. Gioia does not beneficially own any Common Stock or warrants. In addition, Glenn R. August has an economic interest in the shares of Common Stock and Private Placement Warrants through his control and partial ownership of an entity, OHA Partner Global Co-Investment III, LLP, which owns membership interests in the Sponsor, but does not beneficially own any Common Stock or warrants.

The economic interest (or deemed economic interest) of these individuals and entity in shares of Common Stock and warrants held by the Sponsor is as shown below:
	Common Stock	Warrants
Nancy Gioia	125,000	0
Andrew Liveris	400,000	363,347
OHA Partner Global Co-Investment III, LLP	7,000,000	6,858,569
2022 Proxy Statement	67

Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:
■
the amounts involved exceeds $120,000; and

■
any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Director Compensation” and “Executive Compensation.”
Certain Relationships and Related Party Transactions of Churchill
Churchill IPO
In 2020, Churchill entered into an Administrative Services Agreement pursuant to which it paid an affiliate of its Sponsor a total of  $50,000 per month for office space, administrative and support services. From and after July 1, 2021, Churchill ceased paying these monthly fees.
The Churchill Sponsor, Churchill’s officers and directors and any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on Churchill’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.
Churchill’s audit committee reviewed on a quarterly basis all payments that were made by Churchill to its Sponsor, officers, directors or its or any of their respective affiliates and determined which expenses and the amount of expenses that would be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Churchill’s behalf.
Andrew Liveris is current Chairman of our Board, was the Chairman of Legacy Lucid’s board of directors and is an operating partner of the Churchill Sponsor. Mr. Liveris also has had an economic interest in shares of our Common Stock and the warrants issued to the Sponsor at the closing of the initial public offering of Churchill on August 3, 2020 (the “Churchill IPO”) in a simultaneous private placement (the “Private Placement Warrants”) through his ownership of membership interests in the Churchill Sponsor.
On February 22, 2021, Churchill issued a note in the principal amount of  $1,500,000 to the Churchill Sponsor (the “Note”). The Note bore no interest and was repayable in full upon the closing of the transaction. In connection with the closing of the transaction, the Churchill Sponsor has elected to exercise its option to convert the unpaid balance of the Note of  $1,500,000 into 1,500,000 warrants (the “Working Capital Warrants”). The terms of the Working Capital Warrant are identical to the terms of the Private Placement Warrants held by the Churchill Sponsor. The proceeds of the Note were used to fund expenses related to Churchill’s normal operating expenses and other transactional related expenses.
Sponsor Agreement
In connection with the execution of the Merger Agreement, the Churchill Sponsor and certain insiders entered into the Amended and Restated Sponsor Agreement, dated February 22, 2021 (the “Sponsor Agreement”) pursuant to which they agreed to comply with the provisions of the Merger Agreement applicable to such persons as well as the covenants set forth in the Sponsor Agreement, including voting all shares of common stock of Churchill beneficially owned by such persons in favor of the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”).
Subscription Agreements
In connection with the execution of the Merger Agreement, Churchill entered into common stock subscription agreements by and among Churchill, and the investor parties thereto (the “PIPE Investors”), in each case dated February 22, 2021 and entered
68	2022 Proxy Statement

into in connection with the PIPE Investment (as defined below) (the “PIPE Subscription Agreements”). Pursuant to the terms of the PIPE Subscription Agreements, Churchill agreed to issue and sell to the PIPE Investors, and the PIPE Investors agreed to buy, 166,666,667 shares of Common Stock at a purchase price of  $15.00 per share for an aggregate commitment of  $2,500,000,005 at the Closing of the Merger (the “PIPE Investment”). In connection with the PIPE Investment, Churchill entered into PIPE Subscription Agreements with Ayar, our majority stockholder; Aristeia Capital L.L.C., which previously beneficially owned greater than five percent of Churchill’s outstanding stock; and entities affiliated with Magnetar Financial LLC, which previously beneficially owned greater than five percent of Churchill’s outstanding stock. Pursuant to such PIPE Subscription Agreements, (i) Ayar subscribed for 13,333,333 shares of Common Stock for a commitment of  $200.0 million, (ii) Aristeia subscribed for 666,667 shares of Common Stock for a commitment of  $10.0 million, and (iii) entities affiliated with Magnetar subscribed for an aggregate of 10,000,000 shares of Common Stock for an aggregate commitment of  $150.0 million.
Investor Rights Agreement and Registration Rights
Churchill, the Churchill Sponsor, Ayar and certain other parties thereto entered into the Investor Rights Agreement, pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. We were also required to register additional shares of our Common Stock pursuant to the PIPE Subscription Agreements and the Warrant Agreement, dated July 29, 2020, entered into in connection with the Churchill IPO by and between Continental Stock Transfer & Trust Company and Churchill (the “Warrant Agreement”). To satisfy these obligations, we registered up to 1,422,079,949 shares of Common Stock pursuant to a registration statement filed with the SEC on July 30, 2021, as amended on August 19, 2021. Certain parties to the Investor Rights Agreement, including the Churchill Sponsor and Ayar, have agreed not to sell, transfer, pledge or otherwise dispose of shares of Common Stock they hold or receive for certain time periods specified therein.
Voting and Support Agreement
In connection with the Merger Agreement, on February 22, 2021, Churchill entered into a Voting and Support Agreement with Legacy Lucid and Ayar (the “Voting and Support Agreement”). Pursuant to the Voting and Support Agreement, Ayar agreed to vote all of its Legacy Lucid Shares, among other things, in favor of the adoption and approval of the Merger Agreement, the Transaction Agreements (as defined in the Merger Agreement) and the Transactions and in favor of the other matters set forth in the Merger Agreement, including the conversion of the Legacy Lucid Preferred Stock, par value $0.0001 per share, to Legacy Lucid Common Stock (the “Legacy Lucid Common Stock”), par value $0.0001 per share. The affirmative vote of the shares subject to the Voting and Support Agreement was sufficient to obtain the required approval by Legacy Lucid’s existing stockholders.
Certain Relationships and Related Person Transactions of Lucid and Legacy Lucid
Preferred Share and Convertible Note Financings
Series E Financing
In September 2020, Legacy Lucid and Ayar entered into a preferred share purchase agreement (the “Series E Agreement”). Pursuant to the Series E Agreement, Legacy Lucid issued and sold Ayar an aggregate of 113,877,589 Legacy Lucid Series E Preferred Shares, par value $0.0001 per share, the (“Legacy Lucid Series E Preferred Shares”) in two closings in September and December 2020 at a purchase price of approximately $7.90 per share (the “Series E Price”) for aggregate cash consideration of approximately $900.0 million.
In February 2021, Legacy Lucid and Ayar entered into an amendment to the Series E Agreement (the “Series E Amendment”), pursuant to which Legacy Lucid agreed to issue and sell an additional 75,918,392 Legacy Lucid Series E Preferred Shares (the “Extension Amount”) at the Series E Price for aggregate cash consideration of approximately $600.0 million to (i) Ayar and (ii) holders of Legacy Lucid’s preferred shares other than Ayar as of March 1, 2021 (collectively, “Eligible Holders”) that elect to participate in a rights offering, in each case based on their respective pro rata share of the Extension Amount. Eligible Holders received a right of over allocation to the extent the aggregate pro rata share for Eligible Holders was not taken up. Legacy Lucid was also granted discretion to offer Legacy Lucid Series E Preferred Shares to Legacy Lucid’s senior management employees, directors, consultants, advisors, contractors, and others, subject to compliance with applicable securities laws and Ayar’s approval as to the identity of such person and the number of shares offered (each, an “Additional Purchaser”). Ayar committed to purchase the entire Extension Amount to the extent not subscribed by Eligible Holders or Additional Purchasers.
Upon the execution of the Series E Amendment, Legacy Lucid issued and sold Ayar 50,612,262 Legacy Lucid Series E Preferred Shares at the Series E Price for cash consideration of approximately $400.0 million. In early April 2021, Legacy Lucid issued and
2022 Proxy Statement	69

sold an additional 25,306,130 Legacy Lucid Series E Preferred Shares at the Series E Price for cash consideration of approximately $200.0 million as follows: (i) to Eligible Holders (not including Ayar) pursuant to a rights offering for an aggregate of 8,977,769 Legacy Lucid Series E Preferred Shares (representing such Eligible Holders’ aggregate pro rata share of the Extension Amount); (ii) to certain Additional Purchasers (comprised of directors, senior management of Lucid, and certain other individuals), an aggregate of 6,026,345 Legacy Lucid Series E Preferred Shares including 202,449 Legacy Lucid Series E Preferred Shares each to Andrew Liveris, Peter Rawlinson, and Xiaobing Chen (who was then serving as a director of Legacy Lucid), 1,741,526 Legacy Lucid Series E Preferred Shares to H.E. Yasir Othman Al-Rumayyan, 782,957 Legacy Lucid Series E Preferred Shares to Turqi Alnowaiser, 20,000 Legacy Lucid Series E Preferred Shares to Tony Posawatz, 221,428 Legacy Lucid Series E Preferred Shares to Eric Bach, 37,959 Legacy Lucid Series E Preferred Shares to Michael Bell and 45,000 Legacy Lucid Series E Preferred Shares to Michael Smuts; and (iii) to Ayar, an aggregate of 10,302,016 Legacy Lucid Series E Preferred Shares pursuant to Ayar’s commitment to purchase any Legacy Lucid Series E Preferred Shares not purchased by Eligible Holders or Additional Purchasers.
In connection with the Closing, each Legacy Lucid Series E Preferred Share automatically converted into one Legacy Lucid Common Share and was exchanged for the per share Merger Consideration.
Professional Services Contract
On July 14, 2021, a subsidiary of Legacy Lucid entered into a master services agreement with Emdad Al Khebrat Limited Company (“Emdad”), an entity wholly owned by PIF, the parent entity of Ayar. Pursuant to the agreement, Emdad provided direct hire and contractor staffing services to us. We have not made any payments under the agreement in 2021 but we expect to make payments of approximately $156,000 in 2022.
Public Investment Fund Internship Agreement
On July 26, 2021, we entered into an agreement with PIF to implement a recruitment and talent development program pursuant to which we agreed to evaluate, employ and train participants nominated by PIF during six-month internships, and PIF agreed to reimburse us for expenses related to participant wages, visa fees, medical insurance, airfare and housing incurred by us. We did not receive any reimbursements from PIF in 2021 but we expect to be reimbursed by PIF in an aggregate amount of approximately $1.5 million in 2022.
Series E Preferred Stock Repurchase Agreements
In October 2021, we repurchased an aggregate of 857,825 shares of our Common Stock from certain individuals (the “Individual Sellers”) who were directors and employees of Legacy Lucid (such transactions, the “Repurchases”). The repurchase price was $24.15 per share, which was equal to the average closing price of the Common Stock on Nasdaq for the three-trading day period ending on and including October 6, 2021, the second trading day prior to the date of the Repurchases. The Repurchases were effected solely to allow the Individual Sellers to satisfy certain tax obligations (including our tax withholding obligations) incurred in connection with such Individual Sellers’ purchase of shares of Series E Preferred Stock from Legacy Lucid on April 2, 2021. We applied the proceeds received from the repurchases to the applicable U.S. tax authorities to satisfy tax obligations. We are accounting for the repurchased shares as treasury stock.
The Individual Sellers included Peter Rawlinson, our director and Chief Executive Officer and Chief Technology Officer, from whom we repurchased 178,796 shares; Eric Bach, our Senior Vice President, Product and Chief Engineer, from whom we repurchased 195,557 shares; Michael Bell, our Senior Vice President, Digital, from whom we repurchased 33,526 shares; and Tony Posawatz, our director, from whom we repurchased 14,511 shares.
Financial Advisor
On December 2, 2021, we entered into an engagement letter with The Klein Group, LLC (the “Klein Group”), an affiliate of the Sponsor, pursuant to which we engaged the Klein Group for financial advisory services. Pursuant to the engagement letter, we agreed to pay the Klein Group a quarterly retainer fee of  $300,000. In addition, if we conduct certain capital markets financings during the terms of the engagement, we agreed to pay the Klein Group a fee that is the lesser of  (i) 50% of the total fees payable to the “lead left” investment bank engaged in connection with such financing or (ii) 15% of total fees paid in aggregate to the underwriting syndicate in connection with such financing. Pursuant to the engagement letter, we paid the Klein Group aggregate fees of approximately $2.3 million for the year ended 2021.
KSA Manufacturing Facilities
On February 27, 2022, we announced that we selected King Abdullah Economic City (“KAEC”) in the Kingdom of Saudi Arabia as the location of our first international manufacturing plant and, through our subsidiary, entered into a development lease
70	2022 Proxy Statement

agreement with Emaar, The Economic City (“Emaar”) at KAEC. PIF, the parent entity of Ayar, owns a 25% interest in Emaar, the developer of KAEC. We expect to make payments under the agreement in the aggregate amount of approximately $30 million.
Other Transactions
From time to time, we purchase certain services and specialty goods from Novonix Battery Testing Services, Inc., a wholly owned subsidiary of Novonix Ltd. (“Novonix”), pursuant to standalone purchase orders. Nicholas Liveris, the Chief Financial Officer of Novonix, is the son of Andrew Liveris, the current Chairman of our Board and a member of the board of directors of Novonix. In 2021, we have made payments of approximately $122,000 in the aggregate to Novonix Battery Testing Services, Inc.
During fiscal year 2021 and the first quarter of 2022, Turqi Alnowaiser, Andrew Liveris, Glenn R. August and Eric Bach each purchased Lucid Air Dream Edition vehicles at prices ranging from approximately $181,000 to $186,000 (after taxes and fees). No such director or officer received a discount on the purchase price.
Executive Officer and Director Compensation Arrangements
See “Executive Compensation” for information regarding compensation arrangements with our executive officers and directors, which include, among other things, employment, termination of employment and change in control arrangements, stock awards, stock options and certain other benefits.
Director and Executive Officer Indemnification
Legacy Lucid’s memorandum and articles of association provided, and our current certificate of incorporation provides, for indemnification for directors and certain officers to the fullest extent permitted by law. Legacy Lucid previously entered and, in connection with the Closing, we entered, into indemnification agreements with each director and executive officer and certain other officers. Such agreements provide among other things, our officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law, including to the extent they serve at our request as directors, officers, employees or other agents of any other affiliated entity, to the fullest extent permitted by law.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
■
any person who is, or at any time during the applicable period was, one of our executive officers or directors;

■
any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

■
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

■
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any actual or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter, our Audit Committee has the responsibility to review related person transactions.
Our Audit Committee has also established standing pre-approvals for certain classes of related party transactions, such as sales of our vehicles, parts, services, merchandise, and other Lucid products and services purchased by related persons at market prices.
2022 Proxy Statement	71

Householding of Proxy Materials; Availability of Annual Report
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker, bank or other institution where you hold your shares. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other institution where they hold their shares. In addition, we will promptly deliver, upon written or oral request to our Investor Relations at 7373 Gateway Boulevard, Newark, CA 94560, by email: investor@lucidmotors.com, or by telephone: (510) 648-3553, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022, is available without charge upon written request to Investor Relations, Lucid Group, Inc., 7373 Gateway Boulevard, Newark, CA 94560 or by accessing a copy on our website at ir.lucidmotors.com/financials/sec-filings in the Investors section under “SEC Filings.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
72	2022 Proxy Statement

Annex A
LUCID GROUP, INC.
AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN
2022 Proxy Statement

2022 Proxy Statement	A-i

A-ii	2022 Proxy Statement

2022 Proxy Statement	A-iii

A-iv	2022 Proxy Statement

LUCID GROUP, INC.
AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN
SECTION 1.   ESTABLISHMENT AND PURPOSE.
The Plan was initially adopted by the Board on February 22, 2021. The Plan was amended on June 21, 2021 and amended and restated on April 27, 2022. Unless otherwise specifically provided in the Plan, the Plan shall be effective as of the Effective Date. The Plan’s purpose is to enhance the Company’s ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Company and its Subsidiaries and Affiliates by providing these individuals with equity ownership and other incentive opportunities.
The Plan is intended as the successor to and continuation of the 2021 Plan. Following the Effective Date, no additional stock awards may be granted under the 2021 Plan, 2014 Plan or 2009 Plan. From and after the Effective Date, all outstanding stock awards granted under the 2021 Plan, 2014 Plan and 2009 Plan will remain subject to the terms of the 2021 Plan, 2014 Plan or 2009 Plan, as applicable; provided, however, that any Shares subject to stock awards granted under the 2021 Plan, 2014 Plan or 2009 Plan outstanding as of the Effective Date that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (the “Returning Shares”) will immediately be added to the Shares available for issuance under this Plan (as further described in Section 5(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date will be subject to the terms of this Plan.
SECTION 2.   DEFINITIONS.
(a)   “2009 Plan” means the 2009 Share Plan of Atieva, Inc., as amended.
(b)   “2014 Plan” means the 2014 Share Plan of Atieva, Inc., as amended.
(c)   “2021 Plan” means the Atieva, Inc. 2021 Stock Incentive Plan, as amended.
(d)   “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(e)   “Award” means any award of an Option, a SAR, a Restricted Share, a Restricted Stock Unit, a Cash-Based Award or a Stock Purchase Right under the Plan.
(f)   “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.
(g)   “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.
(h)   “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.
(i)   “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and the Company applicable to an Award, any of the following: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) Participant’s conviction of a felony, any crime involving moral turpitude or a misdemeanor where imprisonment is imposed, (iv) Participant’s gross incompetence in performing his or her duties to the Company or any of its Subsidiaries or Affiliates, (v) Participant’s material failure to comply with applicable laws or governmental regulations related to or in the course of Participant’s employment with or providing services to the Company or any of its Subsidiaries or Affiliates, (vi) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (vii) Participant’s willful breach of any of his or her obligations under any written agreement or covenant
2022 Proxy Statement	A-1

with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 5(d) below, and the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate, as appropriate.
(j)   “Change in Control” means the occurrence of any of the following events:
(i)
A change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)
Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)
Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;
(ii)
Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding Shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)
The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of  (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)
The sale, transfer, or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (j)(i) above, the term “look-back” date means the later of  (1) the Effective Date and (2) the date that is 24 months prior to the date of the event that may constitute a Change in Control.
For purposes of subsection (j)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
Any other provision of this Section 2(j) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.
(k)   “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(l)   “Committee” means the Compensation Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.
A-2	2022 Proxy Statement

(m)   “Company” means Lucid Group, Inc., a Delaware corporation, or any successor thereto.
(n)   “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor (not including service as a member of the Board) or a member of the Board of a Parent or a Subsidiary, in each case who is not an Employee.
(o)   “Disability”(i) means any permanent and total disability as defined by Section 22(e)(3) of the Code.
(p)   “Effective Date” means the original effective date of this Plan, which was July 23, 2021, the date of the closing of the transactions contemplated by the Agreement and Plan of Merger by and among Churchill Capital Corp IV, a Delaware corporation (the “SPAC”), a new wholly-owned subsidiary of the SPAC and the Company, dated as of February 22, 2021 (the “Merger Agreement”).
(q)   “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.
(r)   “ESPP Addendum” means the Lucid Group, Inc. 2021 Employee Stock Purchase Plan attached to this Plan as Exhibit A.
(s)   “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(t)   “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Option Award Agreement. ”Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.
(u)
“Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)
If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)
If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)
If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
(v)   “ISO” means an employee incentive stock option described in Section 422 of the Code.
(w)   “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO or a Stock Purchase Right.
(x)   “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.
(y)   “Outside Director” means a member of the Board who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.
(z)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.
(aa)   “Participant” means a person who holds an Award.
2022 Proxy Statement	A-3

(bb)   “Plan” means this Amended and Restated 2021 Stock Incentive Plan of Lucid Group, Inc., as amended from time to time.
(cc)   “Purchase Price”means the consideration for which one Share may be acquired under the Plan (other than upon (i) exercise of an Option or (ii) exercise of any Stock Purchase Right under the ESPP Addendum), as specified by the Committee.
(dd)   “Restatement Date” means the date of the Company’s 2022 Annual Meeting of Stockholders.
(ee)   “Restricted Share” means a Share awarded under the Plan.
(ff)   “Restricted Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Restricted Stock Unit Award Agreement.
(gg)   “SAR” means a stock appreciation right granted under the Plan.
(hh)   “Section 409A” means Section 409A of the Code.
(ii)   “Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.
(jj)   “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.
(kk)   “Share” means one Share of Stock, as adjusted in accordance with Section 13 (if applicable).
(ll)   “Stock” means the Common Stock of the Company.
(mm)   “Stock Purchase Right” means an option to purchase Shares granted pursuant to the ESPP Addendum.
(nn)   “Subsidiary” means any corporation, if the Company owns and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the code.
SECTION 3.   ADMINISTRATION.
(a)   Committee Composition.   The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements of the New York Stock Exchange (“NYSE”) or the Nasdaq Stock Market (“Nasdaq”), as applicable, and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
(b)   Committee Appointment.   The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, grant Awards under the Plan and determine all terms of such grants, in each case with respect to all Employees, Consultants and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board or Committee may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board or Committee shall specify the total number of Awards that such officers may so award.
A-4	2022 Proxy Statement

(c)   Committee Responsibilities.   Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i)
To interpret the Plan and to apply its provisions;

(ii)
To adopt, amend, or rescind rules, procedures, and forms relating to the Plan;

(iii)
To adopt, amend, or terminate (A) the ESPP Addendum and (B) any sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)
To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)
To determine when Awards are to be granted under the Plan;

(vi)
To select the Participants to whom Awards are to be granted;

(vii)
To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)
To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price of any Award, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as an NSO, to specify the provisions of the agreement relating to such Award and to determine and establish the terms and conditions of any Stock Purchase Right granted pursuant to the ESPP Addendum;

(ix)
To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)
To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)
To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)
To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)
To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)
To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award;

(xv)
to administer the ESPP Addendum and exercise such authority and take such actions as set forth in the ESPP Addendum; and

(xvi)
To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.
SECTION 4.   ELIGIBILITY.
(a)   General Rule.   Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs and Stock Purchase Rights.
2022 Proxy Statement	A-5

(b)   Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.
(c)   Attribution Rules.   For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries.
(d)   Outstanding Stock.   For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. ”Outstanding stock” shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.
SECTION 5.   STOCK SUBJECT TO PLAN; DIRECTOR COMPENSATION LIMIT.
(a)   Basic Limitation.   Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. As of the Restatement Date, the maximum aggregate number of Shares authorized for issuance as Awards under the Plan on or after the Effective Date shall not exceed the sum of  (x) 36,502,669 Shares (consisting of  (i) 15,000,000 Shares approved by the Board on April 27, 2022, (ii) 12,500,000 Shares initially authorized for issuance under the Plan as of the Effective Date; and (iii) an additional 9,002,669 Shares initially authorized under the Plan as of the Effective Date which represents the number of Shares equal to the number of unallocated shares of stock of Atieva, Inc. remaining available for issuance under the 2021 Plan, 2014 Plan and 2009 Plan as of the Effective Date (as adjusted by the conversion ratio pursuant to the terms of the Merger Agreement in connection with the consummation of the transactions contemplated by the Merger Agreement)), plus (y) the Returning Shares, if any, which become available for grant under this Plan from time to time on or after the Effective Date. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan on or after the Effective Date shall not exceed 36,502,669 Shares plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(c). In addition, notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of Stock Purchase Rights granted under the Plan and the ESPP Addendum on or after the Effective Date shall not exceed 36,502,669 Shares. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 13. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.
(b)   Additional Shares.   If Restricted Shares or Shares issued upon the exercise of options are forfeited, then such Shares shall again become available for Awards under the Plan. If Restricted Stock Units, Options, SARs or Stock Purchase Rights are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then the corresponding Shares shall again become available for Awards under the Plan. If Restricted Stock Units or SARs are settled, then only the number of Shares (if any) actually issued in settlement of such Restricted Stock Units or SARs shall reduce the number available in Section 5(a) and the balance (including any Shares withheld to satisfy tax withholding obligations) shall again become available for Awards under the Plan. Any Shares withheld to satisfy the Exercise Price or tax withholding obligation pursuant to any Award of Options or SARs shall be added back to the Shares available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(b), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.
(c)   Substitution and Assumption of Awards.   The Committee may make Awards under the Plan by assumption, substitution, or replacement of stock options, stock appreciation rights, restricted stock units, or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution, or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.
(d)   Outside Director Compensation Limit.   The maximum number of Shares subject to Awards granted under the Plan or otherwise during any one calendar year to any Outside Director, taken together with any cash fees paid by the Company to such
A-6	2022 Proxy Statement

Outside Director during such calendar year for service on the Board (excluding any arrangements entered into prior to the Effective Date), will not exceed seven-hundred and fifty thousand dollars ($750,000) in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes, or, with respect to the calendar year in which an Outside Director is first appointed or elected to the Board, one-million dollars ($1,000,000)).
SECTION 6.   RESTRICTED SHARES.
(a)   Restricted Share Award Agreement.   Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.
(b)   Payment for Awards.   Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services.
(c)   Vesting.   Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.
(d)   Voting and Dividend Rights.   A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, the holder shall not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Restricted Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the holder only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. At the Committee’s discretion, the Restricted Share Award Agreement may require that the holder of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions as the Award with respect which the dividend was paid. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Restricted Shares shall have the same voting rights and other rights as the Company’s other stockholders in respect of such unvested Restricted Shares.
(e)   Restrictions on Transfer of Shares.   Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
SECTION 7.   TERMS AND CONDITIONS OF OPTIONS.
(a)   Option Award Agreement.   Each grant of an Option under the Plan shall be evidenced by an Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in an Option Award Agreement. The Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Option Award Agreements entered into under the Plan need not be identical.
(b)   Number of Shares.   Each Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 13.
(c)   Exercise Price.   Each Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.
(d)   Withholding Taxes.   As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in
2022 Proxy Statement	A-7

connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(e)   Exercisability and Term.   Each Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). An Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(f)   Exercise of Options.   Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
(g)   No Rights as a Stockholder.   A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a share certificate for such Shares. No adjustments shall be made, except as provided in Section 13.
(h)   Modification, Extension and Renewal of Options.   Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option; provided, however, that an amendment or modification that may cause an ISO to become a NSO, and any amendment or modification that is required to comply with the rules applicable to ISOs, shall not be treated as materially impairing the rights or obligations of the Participant.
(i)   Restrictions on Transfer of Shares.   Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
(j)   Buyout Provisions.   The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
SECTION 8.   PAYMENT FOR SHARES.
(a)   General Rule.   The entire Exercise Price or Purchase Price of Shares issued under the Plan (other than Shares issued under the ESPP Addendum which shall be governed by the terms of the ESPP Addendum) shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below. The payment for Shares issuable pursuant to the ESPP Addendum shall be subject to the terms and conditions as set forth in the ESPP Addendum.
(b)   Surrender of Stock.   To the extent that an Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price of an Option if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
A-8	2022 Proxy Statement

(c)   Services Rendered.   At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).
(d)   Cashless Exercise.   To the extent that an Option Award Agreement so provides, if the Stock is traded on an established securities market, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.
(e)   Exercise/Pledge.   To the extent that an Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.
(f)   Net Exercise.   To the extent that an Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Option Award Agreement.
(g)   Promissory Note.   To the extent that an Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.
(h)   Other Forms of Payment.   To the extent that an Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.
(i)   Limitations under Applicable Law.   Notwithstanding anything herein or in an Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
SECTION 9.   STOCK APPRECIATION RIGHTS.
(a)   SAR Award Agreement.   Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.
(b)   Number of Shares.   Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 13.
(c)   Exercise Price.   Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.
(d)   Exercisability and Term.   Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
(e)   Exercise of SARs.   Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall
2022 Proxy Statement	A-9

determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.
(f)   Modification, Extension or Assumption of SARs.   Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.
(g)   Buyout Provisions.   The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
SECTION 10.   RESTRICTED STOCK UNITS.
(a)   Restricted Stock Unit Award Agreement.   Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Award Agreement between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Award Agreements entered into under the Plan need not be identical.
(b)   Payment for Awards.   To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.
(c)   Vesting Conditions.   Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Award Agreement. A Restricted Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events.
(d)   Voting and Dividend Rights.   The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right, if awarded, entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents may also be converted into additional Restricted Stock Units at the Committee’s discretion. Dividend equivalents shall not be distributed prior to settlement of the Restricted Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Restricted Stock Units that do not vest shall be forfeited.
(e)   Form and Time of Settlement of Restricted Stock Units.   Settlement of vested Restricted Stock Units may be made in the form of  (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Restricted Stock Unit Award Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 13.
(f)   Death of Participant.   Any Restricted Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Restricted Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated
A-10	2022 Proxy Statement

or if no designated beneficiary survives the Participant, then any Restricted Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.
(g)   Creditors’ Rights.   A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Award Agreement.
SECTION 11.   CASH-BASED AWARDS
The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.
SECTION 12.   STOCK PURCHASE RIGHTS
The Committee may, in its sole discretion, grant Stock Purchase Rights under the Plan to any Participant that is an Employee in such number or amount and upon such terms, and subject to such conditions, as set forth in the ESPP Addendum. To the extent any term of the ESPP Addendum conflicts with this Plan, the terms of the ESPP Addendum shall control; provided, however, notwithstanding the foregoing, the issuance of Stock Purchase Rights pursuant to the ESPP Addendum and the purchase of Shares thereunder shall be subject to the terms, conditions and limitations set forth in Section 5 of the Plan, including but not limited to the maximum number of Shares that may be issued pursuant to the ESPP Addendum.  The ESPP Addendum is intended to comply with the requirements of Section 423 of the Code to the maximum extent permitted by law as further set forth in the ESPP Addendum. The Committee may adopt such additional documents referenced in the ESPP Addendum, and may adopt such rules and conditions related to the ESPP Addendum, as the Committee deems necessary and advisable to administer the ESPP Addendum in accordance with its terms. The Committee may further take such actions and adopt such documents with respect to the ESPP Addendum as required for the ESPP Addendum to satisfy the requirements of Section 423 of the Code to the extent required by appliable law and as set forth in the ESPP Addendum. Payment with respect to a Stock Purchase Right shall be made in accordance with the terms of the ESPP Addendum and any other documents governing such Stock Purchase Rights adopted by the Committee. Shares issued under the ESPP Addendum shall reduce the number of Shares available under Section 5.
SECTION 13.   ADJUSTMENT OF SHARES.
(a)   Adjustments.   In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:
(i)
The class(es) and number of securities available for future Awards and the limitations set forth under Section 5;

(ii)
The class(es) and number of securities covered by each outstanding Award;

(iii)
The Exercise Price under each outstanding Option and SAR; and

(iv)
Stock Purchase Rights to the extent set forth in the ESPP Addendum.

The Committee will make such adjustments, and its determination will be final, binding and conclusive.
(b)   Dissolution or Liquidation.   To the extent not previously exercised or settled, Options, SARs, and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company and Stock Purchase Rights shall be subject to such treatment as set forth in the ESPP Addendum.
(c)   Merger or Reorganization.   In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement may provide for one or more of the following with respect to Awards other than Stock Purchase Rights, without limitation:
2022 Proxy Statement	A-11

(i)
The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)
The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)
The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)
Immediate vesting, exercisability, or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction;

(v)
Cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the merger or reorganization, in exchange for such cash or equity consideration (including no consideration) as the Committee, in its sole discretion, may consider appropriate; or

(vi)
Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), provided that any such amount may be delayed to the same extent that payment of consideration to the holders of Stock in connection with the merger or reorganization is delayed as a result of escrows, earnouts, holdbacks or other contingencies;

in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. In addition, in the event that the Company is a party to a merger or other reorganization, outstanding Stock Purchase Rights shall be subject to the terms of the ESPP Addendum.
The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
(d)   Change in Control.   In addition to (and without limiting) the actions that may be taken under Section 12(c), in the event of a Change in Control in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not continue, assume or settle (subject to vesting) outstanding Awards (other than Stock Purchase Rights), or substitute similar stock awards for outstanding Awards (other than Stock Purchase Rights), then with respect to any such Awards that have not been continued, assumed, settled or substituted, the Committee may determine, at the time of granting an Award or thereafter, that the vesting (and exercisability, if applicable) of any such Awards (or portion thereof) will be accelerated in full (and with respect to any such Awards subject to performance-based vesting, that vesting shall be deemed satisfied at the target level or based on actual performance measured in accordance with the applicable performance goals as of the date of the Change in Control, or the greater thereof) to a date prior to the effective time of the Change in Control (contingent upon the closing or completion of the Change in Control) as the Committee will determine (or, if the Committee does not determine such a date, to the date that is five days prior to the effective time of the Change in Control), and any reacquisition or repurchase rights held by the Company with respect to such vested Awards will lapse (contingent upon the closing or completion of the Change in Control). In addition, the Committee may determine, at the time of granting an Award (other than Stock Purchase Rights) or thereafter, that such Award shall become exercisable or vested as to all or part of the Shares subject to such Award in the event that a Change in Control occurs with respect to the Company. The Committee will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. Notwithstanding the foregoing, upon a Change in Control Stock Purchase Rights shall be subject to the terms of the ESPP Addendum.
(e)   Reservation of Rights.   Except as provided in this Section 13, a Participant shall have no rights by reason of any subdivision or consolidation of Shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of stock of any class. Any issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price (or purchase price with respect to any Stock Purchase Right) of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price (or purchase price with respect to any Stock Purchase Right) of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative
A-12	2022 Proxy Statement

convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event. Notwithstanding the foregoing, Stock Purchase Rights shall be subject to the terms of the ESPP Addendum.
SECTION 14.   DEFERRAL OF AWARDS.
(a)   Committee Powers.   Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:
(i)
Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Restricted Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)
Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Restricted Stock Units; or

(iii)
Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Restricted Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books.

Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.
(b)   General Rules.   A deferred compensation account established under this Section 14 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures, and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 14.
SECTION 15.   AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Shares available under Section 5.
SECTION 16.   PAYMENT OF DIRECTOR’S FEES IN SECURITIES.
(a)   Effective Date.   No provision of this Section 16 shall be effective unless and until the Board has determined to implement such provision.
(b)   Elections to Receive NSOs, SARs, Restricted Shares, or Restricted Stock Units.   An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares, Restricted Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares, and Restricted Stock Units shall be issued under the Plan. An election under this Section 16 shall be filed with the Company on the prescribed form.
(c)   Number and Terms of NSOs, SARs, Restricted Shares or Restricted Stock Units.   The number of NSOs, SARs, Restricted Shares, or Restricted Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares, or Restricted Stock Units shall also be determined by the Board.
SECTION 17.   LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained
2022 Proxy Statement	A-13

the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.
SECTION 18.   TAXES.
(a)   Withholding Taxes.   To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b)   Share Withholding.   The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.
(c)   Section 409A.   Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of  (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 19.   TRANSFERABILITY.
Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer, or encumbrance in violation of this Section 19 shall be void and unenforceable against the Company.
SECTION 20.   PERFORMANCE BASED AWARDS.
The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.
SECTION 21.   FORFEITURE, CANCELLATION OR RECOUPMENT OF AWARDS.
The Committee shall have the authority, to the extent permitted by applicable law, to specify in an Award Agreement, exercise notice or share purchase agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, in each case to the extent permitted by applicable law, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, a Participant’s noncompliance with applicable restrictive covenants and conditions, and any other events set forth in a clawback, recoupment or similar policy adopted by the Company. Notwithstanding the foregoing, Stock Purchase Rights shall be subject to the terms of the ESPP Addendum.
In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Committee shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be
A-14	2022 Proxy Statement

required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this provision will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company. No recovery of compensation under any clawback policy or this Section 21 will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Subsidiaries or Affiliates.
SECTION 22.   NO EMPLOYMENT RIGHTS.
No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee, Outside Director or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.
SECTION 23.   DURATION AND AMENDMENTS.
(a)   Term of the Plan.   The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth (10th) anniversary of the earlier of  (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. The grant of Stock Purchase Rights shall be subject to such further restrictions as set forth in the ESPP Addendum.
(b)   Right to Amend the Plan.   The Board may amend the Plan or the ESPP Addendum at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan (and the ESPP Addendum) shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.
(c)   Effect of Termination.   No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.
SECTION 24.   AWARDS TO NON-U.S. PARTICIPANTS.
Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy, or custom. The Committee also may impose conditions on the exercise, vesting, or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
SECTION 25.   GOVERNING LAW.
The Plan, the ESPP Addendum and each Award Agreement shall be governed by the laws of the state of Delaware, without application of the conflicts of law principles thereof.
SECTION 26.   SUCCESSORS AND ASSIGNS.
The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 13(c).
SECTION 27.   EXECUTION.
To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.
LUCID GROUP, INC.
By:

Name :
Title:
2022 Proxy Statement	A-15

Exhibit A
ESPP Addendum
(see attached)
A-16	2022 Proxy Statement

ADDENDUM TO
LUCID GROUP, INC. 2021 STOCK INCENTIVE PLAN
2021 EMPLOYEE STOCK PURCHASE PLAN
(Adopted by the Board of Directors on February 22, 2021)
(Approved by the Stockholders on July 22, 2021)
(Effective on July 23, 2021)
2022 Proxy Statement	A-17

A-18	2022 Proxy Statement

2022 Proxy Statement	A-19

LUCID GROUP, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
SECTION 1   Purpose of the Plan.
This Plan is an addendum to and subject to the terms of the 2021 Stock Incentive Plan of Lucid Group, Inc., as amended from time to time (the “2021 SIP”). The Plan was adopted by the Board on February 22, 2021 and is effective on the Effective Date. The purpose of the Plan is to provide a broad-based employee benefit to attract the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code.
SECTION 2   Definitions.
Capitalized terms used but not defined in this Plan shall have the meaning set forth in the 2021 SIP. In addition, the following terms used in this Plan have the following meanings.
(a)   “Committee” means the Compensation Committee of the Board or such other committee, comprised exclusively of one or more directors of the Company, as may be appointed by the Board from time to time to administer the Plan.
(b)   “Compensation” means, unless provided otherwise by the Committee in the terms and conditions of an Offering, base salary and wages paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under Sections 401(k) or 125 of the Code. “Compensation” shall, unless provided otherwise by the Committee in the terms and conditions of an Offering, exclude variable compensation (including commissions, bonuses, incentive compensation, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options or other equity awards, and similar items. The Committee shall determine whether a particular item is included in Compensation.
(c)   “Corporate Reorganization” means:
(i)   the consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or
(ii)   the sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.
(d)   “Effective Date” means the effective date of this Plan, which is the date of the closing of the transactions contemplated by the Agreement and Plan of Merger by and among Churchill Capital Corp IV, a Delaware corporation (the “SPAC”), a new wholly-owned subsidiary of the SPAC and the Company, dated as of February 22, 2021, provided that this Plan is approved by the Company’s stockholders on or prior to such closing date..
(e)   “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five (5) months per calendar year and for more than twenty (20) hours per week.
The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her.
(f)   “Fair Market Value” means the fair market value of a share of Stock, determined as follows:
(i)   if Stock was traded on any established national securities exchange including the New York Stock Exchange or The Nasdaq Stock Market on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on such date as reported in the Wall Street Journal or such other source as the Committee deems reliable; or
A-20	2022 Proxy Statement

(ii)   if the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
For any date that is not a Trading Day, the Fair Market Value of a share of Stock for such date shall be determined by using the closing sale price for the immediately preceding Trading Day. Determination of the Fair Market Value pursuant to the foregoing provisions shall be conclusive and binding on all persons.
(g)   “Offering” means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.
(h)   “Offering Date” means the first day of an Offering.
(i)   “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).
(j)   “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).
(k)   “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.
(l)   “Plan” means this Lucid Group Inc. 2021 Employee Stock Purchase Plan, as it may be amended from time to time.
(m)   “Plan Account” means the account established for each Participant pursuant to Section 8(a).
(n)   “Purchase Date” means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering.
(o)   “Purchase Period” means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.
(p)   “Purchase Price” means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).
(q)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(r)   “Trading Day” means a day on which the national stock exchange on which the Stock is traded is open for trading.
SECTION 3   Administration of the Plan.
(a)   Administrative Powers and Responsibilities.   The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan. Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.
2022 Proxy Statement	A-21

(b)   International Administration.   The Committee may establish sub-plans (which need not qualify under Section 423 of the Code) and initiate separate Offerings through such sub-plans for the purpose of  (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub-plans, at the Committee’s discretion, may provide for allocations of the authorized shares reserved for issue under the Plan as set forth in Section 14(a)). The rules, guidelines and forms of such sub-plans (or the Offerings thereunder) may take precedence over other provisions of the Plan, with the exception of Section 4(a)(i), Section 5(b), Section 8(b) and Section 14(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to employees resident in the United States, subject to compliance with Section 423 of the Code.
SECTION 4   Enrollment and Participation.
(a)   Offering Periods.   While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period. Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges. The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed twenty-seven (27) months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan. The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date. The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.
(b)   Enrollment.   Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by completing the enrollment process prescribed and communicated for this purpose from time to time by the Company to Eligible Employees.
(c)   Duration of Participation.   Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.
SECTION 5   Employee Contributions.
(a)   Frequency of Payroll Deductions.   A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering. Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided under the terms and conditions of an Offering, shall occur on each payday during participation in the Plan.
(b)   Amount of Payroll Deductions.   An Eligible Employee shall designate during the enrollment process the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) nor more than fifteen percent (15%) (or such lower rate of Compensation specified as the limit in the terms and conditions of the applicable Offering).
A-22	2022 Proxy Statement

(c)   Changing Withholding Rate.   Unless otherwise provided under the terms and conditions of an Offering, a Participant may not increase the rate of payroll withholding during the Offering Period, but may discontinue or decrease the rate of payroll withholding during the Offering Period to a whole percentage of his or her Compensation in accordance with such procedures and subject to such limitations as the Company may establish for all Participants. A Participant may also increase or decrease the rate of payroll withholding effective for a new Offering Period by submitting an authorization to change the payroll deduction rate pursuant to the process prescribed by the Company from time to time. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation consistent with Subsection (b) above.
(d)   Discontinuing Payroll Deductions.   If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a). In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).
SECTION 6   Withdrawal from the Plan.
(a)   Withdrawal.   A Participant may elect to withdraw from the Plan by giving notice pursuant to the process prescribed and communicated by the Company from time to time. Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering. In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.
(b)   Re-enrollment After Withdrawal.   A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.
SECTION 7   Change in Employment Status.
(a)   Termination of Employment.   Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.
(b)   Leave of Absence.   For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate three (3) months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.
(c)   Death.   In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate.
SECTION 8   Plan Accounts and Purchase of Shares.
(a)   Plan Accounts.   The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.
(b)   Purchase Price.   The Purchase Price for each share of Stock purchased during an Offering Period shall be the lesser of:
(i)   eighty-five percent (85%) of the Fair Market Value of such share on the Purchase Date; or
(ii)   eighty-five percent (85%) of the Fair Market Value of such share on the Offering Date.
The Committee may specify for an alternate Purchase Price amount or formula in the terms and conditions of an Offering, but in no event may such amount or formula result in a Purchase Price less than that calculated pursuant to the immediately preceding formula.
2022 Proxy Statement	A-23

(c)   Number of Shares Purchased.   As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. Unless provided otherwise by the Committee prior to commencement of an Offering, the maximum number of shares of Stock which may be purchased by an individual Participant during such Offering is 25,000 shares. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). For each Offering Period and, if applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by all Participants in the aggregate.
(d)   Available Shares Insufficient.   In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.
(e)   Issuance of Stock.   Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Company may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Company. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.
(f)   Unused Cash Balances.   An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash at the end of the Offering Period, without interest, if his or her participation is not continued. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.
(g)   Stockholder Approval.   The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the stockholders have approved the adoption of the Plan.
SECTION 9   Limitations on Stock Ownership.
(a)   Five Percent Limit.   Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:
(i)   Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;
(ii)   Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and
(iii)   Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under the Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.
(b)   Dollar Limit.   Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such Stock per calendar year (under the Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of Section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.
For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded.
A-24	2022 Proxy Statement

If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).
SECTION 10   Rights Not Transferable.
The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).
SECTION 11   No Rights as An Employee.
Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.
SECTION 12   No Rights as A Stockholder.
A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.
SECTION 13   Securities Law Requirements.
Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
SECTION 14   Stock Offered Under the Plan.
(a)   Authorized Shares.   Unless otherwise determined by the Committee, the maximum aggregate number of Shares available for purchase under the Plan during any calendar year is two and a half million (2,500,000) Shares; provided, however, that the maximum aggregate number of Shares available for purchase under the Plan shall not exceed the limit set forth in Section 5 of the 2021 SIP. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14(b).
(b)   Antidilution Adjustments.   The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than Common Shares) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).
(c)   Reorganizations.   Any other provision of the Plan notwithstanding, in the event of a Corporate Reorganization in which the Plan is not assumed by the surviving corporation or its parent corporation pursuant to the applicable plan of merger or consolidation, the Offering Period then in progress shall terminate immediately prior to the effective time of such Corporate Reorganization and either shares shall be purchased pursuant to Section 8 or, if so determined by the Board or Committee, all amounts in all Participant Accounts shall be refunded pursuant to Section 15 without any purchase of shares. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.
2022 Proxy Statement	A-25

SECTION 15   Amendment or Discontinuance.
The Board or Committee shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board or Committee may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. The Plan shall continue until the earlier to occur of  (a) termination of the Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under the Plan.
SECTION 16   Execution.
To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.
LUCID GROUP, INC.
By:
/s/ Jonathan Butler

Name:  Jonathan Butler
Title:    General Counsel and Secretary
Date:   August 3, 2021
A-26	2022 Proxy Statement

Shareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card. INTERNET/MOBILE – www.proxypush.com/LCIDUse the Internet to vote your proxy until 11:59 p.m. Eastern Time on June 8, 2022.PHONE – 1-866-883-3382Use a touch-tone telephone to vote your proxy until 11:59 p.m. Eastern Time on June 8, 2022.MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided by June 8, 2022.Shareowner Services P.O. Box 64945St. Paul, MN 55164-0945 If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.The Board of Directors Recommends a Vote FOR all Nominees in Proposal 1, FOR Proposals 2, 3 and 5, and 1 Year for Proposal 4.1. Election of01Turqi Alnowaiser04Frank Lindenberg07Tony Posawatz Vote FOR Vote WITHHELDdirectors:02Glenn R. August05Andrew Liveris08Peter Rawlinsonall nomineesfrom all nominees03Nancy Gioia06Nichelle Maynard-Elliott09Janet S. Wong(except as marked)(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2.To ratify the selection of Grant Thornton LLP as our independent registeredpublic accounting firm for the fiscal year ending December 31, 20223.To approve, on an advisory basis, the compensation for our named executive officers asdisclosed in our Proxy Statement4.To approve, on an advisory basis, the frequency of future stockholder advisory votes 1 Yearon the compensation of our named executive officers5.To approve the Amendment of the Lucid Group, Inc. 2021 Stock Incentive Plan ForFor2 YearsFor AgainstAgainst3 YearsAgainst AbstainAbstainAbstainAbstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: DateSignature(s) in BoxPlease sign exactly as your name(s) appears on Proxy. If jointly owned, each joint owner should sign. Trustees, administrators, or other fiduciaries, should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing the Proxy.

LUCID GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 9, 2022
9:00 a.m. Pacific Time

Virtual Annual Meeting

Lucid Group, Inc.
7373 Gateway Blvd.
Newark, CA 94560

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Lucid Group, Inc. on June 9, 2022.

By signing the proxy, you revoke all prior proxies and appoint Sherry House and Jonathan Butler, or either of them, each with full power of substitution and revocation and authorize them to vote all of the shares of common stock of Lucid Group, Inc. which you are entitled to vote at the Annual Meeting of Stockholders on the matters shown on the reverse side and any other matters that may properly come before the Annual Meeting of Stockholders and all adjournments or postponement thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR all Nominees in Proposal 1, FOR Proposals 2, 3 and 5, and 1 Year for Proposal 4.

See reverse for voting instructions.